AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2000
-------------------------------------------------------------------------------

                                                            FILE NO. 333-95703

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)


      NEW YORK                                          36-2608394
 (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                 Identification Number)

                                  P.O. Box 9095
                        Farmingville, New York 11738-9095
                                  516/451-5300
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
   RICHARD T. CHOI, ESQUIRE                   TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS                ALFS, INC.
 1050 CONNECTICUT AVENUE, N.W.                 3100 SANDERS ROAD
           SUITE 825                           NORTHBROOK, IL 60062
  WASHINGTON, D.C. 20036-5366

Approximate date of commencement of proposed sale to the Public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                   THE AIM LIFETIME PLUS(sm) VARIABLE ANNUITY

Allstate Life Insurance Company of New York        Prospectus dated May 1, 2000
P.O. Box 94038, Palatine, IL 60094-4038
Telephone Number:        1(800)692-4682

Allstate Life Insurance Company of New York ("Allstate New York") has issued the AIM Lifetime Plus(sm) Variable Annuity, a group flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 18 investment alternatives ("investment alternatives"). The investment alternatives include the fixed account ("Fixed Account") and 17 variable sub-accounts ("Variable Sub-Accounts") of the Allstate Life of New York Separate Account A ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("Funds") of AIM Variable Insurance Funds:



AIM V.I. Aggressive Growth Fund                      AIM V.I. Global Utilities Fund
AIM V.I. Balanced Fund                               AIM V.I. Government Securities Fund
AIM V.I. Blue Chip Fund                              AIM V.I. Growth Fund
AIM V.I. Capital Appreciation Fund                   AIM V.I. Growth and Income Fund
AIM V.I. Capital Development Fund                    AIM V.I. High Yield Fund
AIM V.I. Dent Demographics Trends Fund               AIM V.I. International Equity Fund
AIM V.I. Diversified Income Fund                     AIM V.I. Money Market Fund
AIM V.I. Global Growth and Income Fund               AIM V.I. Telecommunications and Technology Fund*
                                    AIM V.I. Value Fund



* Effective May 1, 2000, the Fund changed its name from AIM V.I. Telecommunications Fund to AIM V.I. Telecommunications and Technology Fund to reflect changes in its investment policies. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.


We (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2000, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site
(http://www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

IMPORTANT
NOTICES

                   The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                   The Contracts may be distributed through  broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not
                   deposits,   or   obligations   of,  or   guaranteed  by  such
                   institutions or any federal regulatory agency.  Investment in the Contracts involves  investment risks,  including possible loss of principal.

                   The Contracts are not FDIC insured.

                   The Contracts are only available in New York.



TABLE OF CONTENTS

                                                                                                     Page

                                  Important Terms....................................................
Overview                          The Contract at a Glance...........................................
                                  How the Contract Works.............................................
                                  Expense Table......................................................
                                  Financial Information..............................................

                                  The Contract.......................................................
                                  Purchases..........................................................
                                  Contract Value.....................................................
                                  Investment Alternatives:
                                             The Variable Sub-Accounts...............................
                                             The Fixed Account.......................................
                                             Transfers...............................................
Contract Features                 Expenses...........................................................
                                  Access To Your Money...............................................
                                  Income Payments....................................................
                                  Death Benefits.....................................................

                                More Information:

                                             Allstate New York.......................................
                                             The Variable Account....................................
                                             The Funds...............................................
Other Information                            The Contract............................................
                                             Qualified Plans.........................................
                                             Legal Matters...........................................
                                             Year 2000
                                   Taxes.............................................................
                                  Annual Reports and Other Documents.................................
                                  Performance Information............................................
                                  Experts............................................................
                                  Appendix A - Accumulation Unit Values.                                  A-1
                                  Appendix B - Market Value Adjustment Examples                           B-1
                                  Statement of Additional Information Table of Contents                   C-1

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                                                     Page

                Accumulation Phase......................................................
                Accumulation Unit.......................................................
                Accumulation Unit Value.................................................
                Allstate New York ("We")................................................
                Anniversary Values......................................................
                Annuitant...............................................................
                Automatic Additions Program.............................................
                Automatic Fund Rebalancing Program......................................
                Beneficiary.............................................................
                Cancellation Period.....................................................
                *Contract...............................................................
                Contract Anniversary....................................................
                Contract Owner ("You")..................................................
                Contract Value..........................................................
                Contract Year...........................................................
                Death Benefit Anniversary...............................................
                Dollar Cost Averaging Program...........................................
                Due Proof of Death......................................................
                Fixed Account...........................................................
                Funds...................................................................
                Guarantee Periods.......................................................
                Income Plan.............................................................
                Investment Alternatives.................................................
                Issue Date..............................................................
                Market Value Adjustment.................................................
                Payout Phase............................................................
                Payout Start Date.......................................................
                Preferred Withdrawal Amount.............................................
                Qualified Contracts.....................................................
                SEC.....................................................................
                Settlement Value........................................................
                Systematic Withdrawal Program...........................................
                Treasury Rate...........................................................
                Valuation Date..........................................................
                Variable Account........................................................
                Variable Sub-Account....................................................


* The AIM Lifetime Plus(sm) Variable Annuity is a group contract, and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.


THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

Flexible Payments                                   You can add to your Contract
                                                    as often and as much as you like, but
                                                    each payment must be at least $500
                                                    ($100 for automatic purchase payments
                                                    to the variable investment options).
                                                    You must maintain a minimum account
                                                    size of $1,000.

Expenses                                            You will bear the following expenses:

                                                    o Total Variable Account annual fees
                                                      equal to 1.45% of average daily net
                                                      assets
                                                    o Annual contract maintenance charge
                                                      of $35 (with certain exceptions)
                                                    o Withdrawal charges ranging
                                                      from  0% to 7% of  payment
                                                      withdrawn   (with  certain
                                                      exceptions)
                                                    o Transfer fee of $10 after 12th
                                                      transfer in any Contract Year
                                                      (fee currently waived)
                                                    o State   premium  tax  (New
                                                      York  currently  does  not
                                                      impose one).

                                                    In addition,  each Fund pays
                                                    expenses  that you will bear
                                                    indirectly  if you invest in
                                                    a Variable Sub-Account.

Investment
Alternatives                                        The   Contract   offers   18
                                                    investment      alternatives
                                                    including:

                                                    o the Fixed Account (which credits
                                                      interest at rates we guarantee), and
                                                    o 17  Variable  Sub-Accounts
                                                      investing in Funds
                                                      offering professional
                                                      money  management by A I M
                                                      Advisors, Inc.

                                                    To find  out  current  rates
                                                    being   paid  on  the  Fixed
                                                    Account,  or to find out how
                                                    the  Variable   Sub-Accounts
                                                    have performed,  please call
                                                    us at

                                                     1-800-692-4682.


Special Services                                     For your
                                                     convenience, we offer these
                                                     special services:

                                                     o Automatic Fund Rebalancing Program
                                                     o Automatic Additions Program
                                                     o Dollar Cost Averaging Program
                                                     o Systematic Withdrawal Program


Income Payments                                       You  can  choose
                                                      fixed   income   payments,
                                                      variable income  payments,
                                                      or a  combination  of  the
                                                      two.  You can receive your
                                                      income  payments in one of
                                                      the following ways:

                                                      o life income with guaranteed
                                                         payments
                                                      o a joint and survivor life income
                                                         with guaranteed payments
                                                      o guaranteed payments for a
                                                         specified period (5 to 30 years)

Death Benefits                                        If you die before
                                                      the Payout Start Date,  we
                                                      will pay the death benefit
                                                      described in the Contract.

Transfers                                             Before the Payout Start Date, you
                                                      may transfer your Contract value
                                                      ("Contract Value") among the
                                                      investment alternatives, with
                                                      certain restrictions.  Transfers to
                                                      the Fixed Account must be at least
                                                      $500.

                                                      We do not currently impose
                                                      a  fee   upon   transfers.
                                                      However,  we  reserve  the
                                                      right  to  charge  $10 per
                                                      transfer  after  the  12th
                                                      transfer in each "Contract
                                                      Year,"  which  we  measure
                                                      from  the  date  we  issue
                                                      your contract or   a
                                                      Contract  anniversary
                                                      ("Contract Anniversary").

Withdrawals                                           You may  withdraw  some or
                                                      all of your Contract Value
                                                      at   anytime   during  the
                                                      Accumulation Phase. Full or
                                                      partial withdrawals are available
                                                      under limited circumstances on or
                                                      after the Payout Start Date.

                                                      In   general,   you   must
                                                      withdraw at least $50 at a
                                                      time ($1,000 for withdrawals
                                                      made during the Payout Phase).
                                                      A 10%  federal  tax penalty
                                                      may  apply if you withdraw
                                                      before  you  are 59-1/2 years
                                                      old.  A withdrawal  charge and
                                                      Market  Value   Adjustment
                                                      also may apply.


HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in up to 18 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans")
described on page ___. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


Issue                                                    Payout Start
Date             Accumulation Phase                        Date                           Payout
                                                                                           Phase

 --------------------------------------------------------------------------------------------------------------------------->
             You save for retirement

                                                               |                       |                |
|
You buy                                           You elect to receive income    You can receive     Or you can
a Contract                                        payments or receive a lump     income payments     receive income
                                                  sum payment                    for a set period    payments for life

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase

Payment Being Withdrawn:       0     1     2     3     4      5     6        7+

Applicable Charge:             7%    6%    5%    4%    3%     2%     1%      0%

Annual Contract Maintenance Charge................................... $35.00**
Transfer Fee......................................................... $10.00***

* Each Contract Year, you may withdraw up to 10% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

** We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(as a percentage of average daily net assets deducted from each Variable Sub-Account)
Mortality and Expense Risk Charge......................................................1.35%
Administrative Expense Charge..........................................................0.10%
Total Variable Account Annual Expenses.................................................1.45%



FUND ANNUAL EXPENSES (after Voluntary Reductions and Reimbursements)(as a percentage of Fund average daily net assets)(1)


                                                          Management         Other             Total Annual
Fund                                                      Fee                Expenses          Fund Expenses


AIM V.I. Aggressive Growth Fund (2)                        0.00%                 1.19%               1.19%
AIM V.I. Balanced Fund (2)                                 0.65%                 0.56%               1.21%
AIM V.I. Blue Chip Fund                                    0.75%                 0.55%               1.30%
AIM V.I. Capital Appreciation Fund                         0.62%                 0.11%               0.73%
AIM V.I. Capital Development Fund (2)                      0.00%                 1.23%               1.23%
AIM V.I. Dent Demographics Trends Fund                     0.85%                 0.55%               1.40%
AIM V.I. Diversified Income Fund                           0.60%                 0.23%               0.83%
AIM V.I. Global Growth and Income Fund(2)                  0.97%                 0.37%               1.34%
AIM V.I. Global Utilities Fund                             0.65%                 0.49%               1.14%
AIM V.I. Government Securities Fund                        0.50%                 0.40%               0.90%
AIM V.I. Growth Fund                                       0.63%                 0.10%               0.73%
AIM V.I. Growth and Income Fund                            0.61%                 0.16%               0.77%
AIM V.I. High Yield Fund(2)                                0.35%                 0.79%               1.14%
AIM V.I. International Equity Fund                         0.75%                 0.22%               0.97%
AIM V.I. Money Market Fund                                 0.40%                 0.20%               0.60%
AIM V.I. Telecommunications and Technology Fund            1.00%                 0.27%               1.27%
AIM V.I. Value Fund                                        0.61%                 0.15%               0.76%

(1) Figures shown in the table are for the year ended December 31, 1999, except for the AIM V.I. Blue Chip, AIM V.I. Dent Demographics Trends, AIM V.I. Global Growth and Income, and AIM V.I. Telecommunications and Technology Funds which commenced operations on December 29, 1999, December 29, 1999, October 15, 1999 and October 15, 1999 respectively. For these Funds, the management fee, other expenses and total annual fund operating expenses are based on estimates for the Funds' first full fiscal year.


(2) Absent voluntary reductions and reimbursements for certain Funds, management fees, other expenses, and total annual fund expenses expressed as a percentage of average net assets of the Funds would have been as follows:


                                                    Management       Other      Total Annual
Fund                                                    Fee        Expenses     Fund Expenses

AIM V.I. Aggressive Growth Fund                        0.80%         1.62%        2.42%
AIM V.I. Balanced Fund                                 0.75%         0.56%        1.31%
AIM V.I. Capital Development Fund                      0.75%         2.67%        3.42%
AIM V.I. Global Growth and Income Fund                 1.00%         0.37%        1.37%
AIM V.I. High Yield Fund                               0.63%         0.79%        1.42%


EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

o    invested $1,000 in a Variable Sub-Account,

o    earned a 5% annual return on your investment, and

o surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

The example does not include any penalties you may be required to pay if you surrender your Contract. The example does not include deductions for premium taxes because New York does not charge premium taxes on annuities.



SUB-ACCOUNT                                    1 YEAR        3 YEARS         5 YEARS      10 YEARS
                                               ------        -------         -------      --------
AIM V.I. Aggressive Growth                        $94          $158             $223         $421
AIM V.I. Balanced                                 $83          $124             $169         $317
AIM V.I. Blue Chip                                $83          $124             $168         $316
AIM V.I. Capital Appreciation                     $77          $107             $139         $259
AIM V.I. Capital Development                     $105          $187             $270         $504
AIM V.I. Dent Demographics Trends                 $84          $127             $173         $326
AIM V.I. Diversified Income                       $78          $110             $144         $269
AIM V.I. Global Growth and Income                 $84          $126             $172         $323
AIM V.I. Global Utilities                         $81          $119             $160         $301
AIM V.I. Government Securities                    $79          $112             $148         $276
AIM V.I. Growth                                   $77          $107             $139         $259
AIM V.I. Growth and Income Fund                   $77          $108             $141         $263
AIM V.I. High Yield Fund                          $84          $128             $174         $328
AIM V.I. International Equity Fund                $79          $114             $151         $283
AIM V.I. Money Market Fund                        $76          $103             $132         $245
AIM V.I. Telecommunications and Technology        $82          $123             $167         $313
AIM V.I. Value                                    $77          $108             $140         $262



EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.


SUB-ACCOUNT                                   1 YEAR        3 YEARS         5 YEARS       10 YEARS
                                              ------        -------         -------       --------
AIM V.I. Aggressive Growth                      $40           $122             $205           $421
AIM V.I. Balanced                               $29            $88             $151           $317
AIM V.I. Blue Chip                              $29            $88             $150           $316
AIM V.I. Capital Appreciation                   $23            $71             $121           $259
AIM V.I. Capital Development                    $51           $151             $252           $504
AIM V.I. Dent Demographics Trends               $30            $91             $155           $326
AIM V.I. Diversified Income                     $24            $74             $126           $269
AIM V.I. Global Growth and Income               $30            $90             $154           $323
AIM V.I. Global Utilities                       $27            $83             $142           $301
AIM V.I. Government Securities                  $25            $76             $130           $276
AIM V.I. Growth                                 $23            $71             $121           $259
AIM V.I. Growth and Income                      $23            $72             $123           $263
AIM V.I. High Yield                             $30            $92             $156           $328
AIM V.I. International Equity                   $25            $78             $133           $283
AIM V.I. Money Market                           $22            $67             $114           $245
AIM V.I. Telecommunications and Technology      $28            $87             $149           $313
AIM V.I. Value                                  $23            $72             $122           $262



Please remember that you are looking at examples and not a representation of past or future expenses. Your actual expenses may be lower or greater than those shown above. Similarly, your rate of return may be lower or greater than 5%, which is not guaranteed. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, based on an average Contract size of $57,476.

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(sm) Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

o    the investment alternatives during the Accumulation and Payout Phases,

o    the amount and timing of your purchase payments and withdrawals,

o    the programs you want to use to invest or withdraw money,

o    the income payment plan you want to use to receive retirement income,

o the Annuitant (either yourself or someone else) on whose life the income payments will be based,

o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

o    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum issue age of a Contract owner is age 90.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page ___.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of an Annuitant is age 80.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

o     the youngest Contract owner if living, otherwise
o     the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

o      your spouse or, if he or she is no longer alive,
o      your surviving children equally, or if you have no surviving children,
o      your estate.


If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES

MINIMUM PURCHASE PAYMENTS

All additional purchase payments must be $500 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept.

AUTOMATIC ADDITIONS PROGRAM

You may make additional purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your additional purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit additional purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Northbrook, Illinois (mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 3100 Sanders Road, Suite J4A, Northbrook, Illinois, 60062).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the sum of Sub-Account values in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

o changes in the share price of the Fund in which the Variable Sub-Account invests, and

o the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

You should refer to the prospectus for the Funds that accompanies this prospectus for a description of how the assets of each Fund are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

INVESTMENT ALTERNATIVES:  The Variable Sub-Accounts

You may allocate your purchase payments to up to 17 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.


Fund:                                                   Each Fund Seeks:


AIM V.I. Aggressive Growth Fund*                        Long-term growth of capital

AIM V.I. Balanced Fund                                  As high a total return as possible, consistent with preservation of capital

AIM V.I. Blue Chip Fund                                 Long-term growth of capital with a secondary objective of current income

AIM V.I. Capital Appreciation Fund                      Growth of capital

AIM V.I. Capital Development Fund                       Long-term growth of capital

AIM V.I. Dent Demographics Trends Fund                  Long-term growth of capital

AIM V.I. Diversified Income Fund                        High level of current income

AIM V.I. Global Growth and Income Fund                  Long-term growth of capital together with current income

AIM V.I. Global Utilities Fund                          High total return

AIM V.I. Government Securities Fund                     High level of current income consistent with reasonable concern for safety of principal

AIM V.I. Growth Fund                                    Growth of capital

AIM V.I. Growth and Income Fund                         Growth of capital with a secondary objective of current income

AIM V.I. High Yield Fund                                High level of current income

AIM V.I. International Equity Fund                      Long-term growth of capital

AIM V.I. Money Market Fund                              As high a level of current income as is consistent with the preservation of capital and liquidity

AIM V.I. Telecommunications and Technology Fund         Long-term growth of capital

AIM V.I. Value Fund                                     Long-term growth of capital with income as a secondary objective

A Funds' investment objectives may be changed by the Fund's Board of Trustees without shareholder approval.


* Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares. The Fund will be closed to new participants when Fund assets reach $200 million. If the Fund is closed, Contract owners maintaining an allocation of Contract Value in that Fund will nevertheless be permitted to allocate additional purchase payments to the Fund.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES : The Fixed Account

You may allocate all or a portion of your purchase payments to the Fixed Account. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS

Each purchase payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each purchase payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment.......................................$10,000
Guarantee Period                                       5 years
Annual Interest Rate.................................... 4.50%


                                                                       END OF CONTRACT YEAR

                                                    YEAR 1          YEAR 2         YEAR 3          YEAR 4          YEAR 5

Beginning Contract Value                           $10,000.00
X (1 + Annual Interest Rate)                        X   1.045
                                                   $10,450.00

Contract Value at end of Contract Year                             $10,450.00
X (1 + Annual Interest Rate)                                        X   1.045
                                                                      $10,920.25

Contract Value at end of Contract Year                                           $10,920.25
X (1 + Annual Interest Rate)                                                       X  1.045
                                                                                 $11,411.66



Contract Value at end of Contract Year                                                           $11,411.66
X (1 + Annual Interest Rate)                                                                       X  1.045
                                                                                                 $11,925.19

Contract Value at end of Contract Year                                                                             $11,925.19
X (1 + Annual Interest Rate)                                                                                        X   1.045
                                                                                                                   $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS

At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

     1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

     2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

     3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

     4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-692-4682.

MARKET VALUE ADJUSTMENT

All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. We will not apply a Market Value Adjustment to a withdrawal you make:

o    within the Preferred Withdrawal Amount as described on page __; or

o   to satisfy the IRS minimum distribution rules.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

     For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES:  Transfers

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of an Automatic Fund Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

     Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

o        total purchase payments equal $50,000 or more, or

o        all money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.35% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page __. During each Contract Year, you can withdraw up to 10% of purchase payments without paying the charge. Unused portions of this 10% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

o multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

o the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

o on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

o the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

o    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and expenses, see pages ____ above. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page ___.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require that you return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1) The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2)   An emergency exists as defined by the SEC; or

3)   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or the Automatic Fund Rebalancing Programs.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

o             fixed income payments;
o             variable income payments; or
o             a combination of the two.

The three Income Plans are:

     Income Plan 1 -- Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

     Income Plan 2 -- Joint and Survivor Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

     Income Plan 3 - Guaranteed Payments for a Specified Period (5 Years to 30 Years). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support the variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

         o pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

         o reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1) any Contract owner dies; or
2) the  Annuitant  dies,  if the  Contract  owner is not a natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1)   the Contract Value as of the date we determine the death benefit; or

2) the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit; or

3) the Contract Value on the Death Benefit Anniversary immediately preceding the date we determine the death benefit, adjusted by any purchase payments, partial withdrawals and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries; or

4) the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

         (i)  the date we determine the death benefit; or

         (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

o   a certified copy of a death certificate; or

o a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

o   any other proof acceptable to us.

DEATH BENEFIT PAYMENTS

A death benefit will be paid:

1) if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2) if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. We are currently waiving the 180 day limit, but we reserve the right to enforce the limitation in the future. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death. The Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

o   the life of the Contract owner; or

o    a period not to exceed the life expectancy of the Contract owner; or

o the life of the Contract owner with payments guaranteed to a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Palatine, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns Allstate New York the financial performance rating of A+(g). Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Allstate New York. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 17 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

Dividends  and  Capital  Gain  Distributions.   We  automatically  reinvest  all
dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Funds. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

Conflicts of Interest. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

Distribution. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed .56%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

o             issuance of the Contracts;
o             maintenance of Contract owner records;
o             Contract owner services;
o             calculation of unit values;
o             maintenance of the Variable Account; and
o             preparation of Contract owner reports.


We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

------------
*Effective May 1, 2000, Allstate Life Financial Services, Inc. was renamed ALFS, Inc.

QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

YEAR 2000

Allstate New York is heavily dependent upon complex computer systems for all phases of its operations, including customer service and policy and contract administration. Since many of Allstate New York's older computer software programs recognize only the last two digits of the year in any date, some software may have failed to operate properly in or after the year 1999, if the software was not reprogrammed or replaced ("Year 2000 Issue"). Allstate New York believes that many of its counterparties and suppliers also had potential Year 2000 Issues that could affect Allstate New York. In 1995, Allstate Insurance Company commenced a four-phase plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies included normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements, and modifications to existing systems to make them Year 2000 compliant. The plan also included Allstate New York actively working with its major external counterparties and suppliers to assess their compliance efforts and Allstate New York's exposure to them. Because of the accuracy of this plan, and its timely completion, Allstate New York has experienced no material impacts on its results of operations, liquidity or financial position due to the Year 2000 issue. Year 2000 costs are expensed as incurred.

TAXES

The following discussion is general and is not intended as tax advice. Allstate New York makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

Taxation of Annuities in General

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1)   the Contract owner is a natural person,

2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year.
Although Allstate New York does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

o made on or after  the  date the  individual  attains  age 59 1/2,
o made to a beneficiary  after the Contract  owner's death,
o attributable  to the Contract owner  being  disabled,  or
o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal; or

2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

       1)   made on or after the date the Contract owner attains age 59 1/2;

       2)   made as a result of the Contract owner's death or disability;

       3) made in substantially equal periodic payments over the owner's life or life expectancy;

       4)   made under an immediate annuity; or

       5)   attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS

Contracts may be used as investments with certain qualified plans such as:

o Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;
o         Roth IRAs under Section 408A of the Code;
o         Simplified Employee Pension Plans under Section 408(k) of the Code;
o         Savings Incentive Match  Plans for Employees (SIMPLE) Plans under
          Section 408(p) of the Code;
o         Tax Sheltered Annuities under Section 403(b) of the Code;
o         Corporate and Self Employed Pension and Profit Sharing Plans; and
o State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.


The income on qualified plans and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Allstate New York reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1998, and all earnings on salary reduction contributions, may be made only:

1) on or after the date the employee:
           o               attains age 59 1/2,
           o               separates from service,
           o               dies,
           o               becomes disabled, or

2) on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING

Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1)       required minimum distributions, or
2) a series of substantially equal periodic payments made over a period of at least 10 years, or
3)       over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements and related financial statement schedules of Allstate New York as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 1999 and for each of the periods in the two years then ended, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                                             APPENDIX A
                                      Accumulation Unit Value and Number of Accumulation Units
                                     Outstanding for Each Variable Sub-Account Since Inception*

For the Period January 1* through December 31                               1996         1997         1998         1999



AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                                 N/A          N/A          N/A       $10.00
Accumulation Unit Value, End of Period                                       N/A          N/A          N/A      $13.988
Number of Units Outstanding, End of Period                                   N/A          N/A          N/A       12,661

AIM V.I. BALANCED SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                                 N/A          N/A          N/A       $10.00
Accumulation Unit Value, End of Period                                       N/A          N/A          N/A      $13.162
Number of Units Outstanding, End of Period                                   N/A          N/A          N/A        6,382

AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                              $9.855      $11.387      $12.739      $14.979
Accumulation Unit Value, End of Period                                   $11.387      $12.739      $14.979      $21.350
Number of Units Outstanding, End of Period                                 7,681      161,013      287,336      425,748

AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                                 N/A          N/A          N/A       $10.00
Accumulation Unit Value, End of Period                                       N/A          N/A          N/A      $11.655
Number of Units Outstanding, End of Period                                   N/A          N/A          N/A        3,948

AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                             $10.086      $10.934      $11.789      $12.035
Accumulation Unit Value, End of Period                                   $10.934      $11.789      $12.035      $11.630
Number of Units Outstanding, End of Period                                 4,618       58,958      146,644      227,201

AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                             $10.252      $11.276      $13.518      $15.521
Accumulation Unit Value, End of Period                                   $11.276      $13.518      $15.521      $20.432
Number of Units Outstanding, End of Period                                     0        8,276       25,418       61,408

AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                             $10.080      $10.164      $10.834      $11.829
Accumulation Unit Value, End of Period                                   $10.164      $10.834      $11.829      $11.189
Number of Units Outstanding, End of Period                                     0       39,009      301,983      108,494

AIM V.I. GROWTH SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                              $9.892      $11.466      $14.338      $18.954
Accumulation Unit Value, End of Period                                   $11.466      $14.338      $18.954      $25.263
Number of Units Outstanding, End of Period                                 2,384       97,039      220,831      383,214

AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                              $9.926      $11.699      $14.496      $18.243
Accumulation Unit Value, End of Period                                   $11.699      $14.496      $18.243      $24.138
Number of Units Outstanding, End of Period                                 5,371      167,625      361,890      645,133

AIM V.I. HIGH YIELD SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                                 N/A          N/A          N/A       $10.00
Accumulation Unit Value, End of Period                                       N/A          N/A          N/A       $9.957
Number of Units Outstanding, End of Period                                   N/A          N/A          N/A        1,751

AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                             $10.168      $11.953      $12.598      $14.340
Accumulation Unit Value, End of Period                                   $11.953      $12.598      $14.340      $21.914
Number of Units Outstanding, End of Period                                 5,404       85,934      136,898      220,690

AIM V.I. MONEY MARKET SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                             $10.023      $10.369      $10.745      $11.126
Accumulation Unit Value, End of Period                                   $10.369      $10.745      $11.126      $11.479
Number of Units Outstanding, End of Period                                 4,373       42,128       87,010      137,432

AIM V.I. VALUE SUB-ACCOUNT
Accumulation Unit Value, Beginning of Period                              $9.800      $11.090      $13.520      $17.644
Accumulation Unit Value, End of Period                                   $11.090      $13.520      $17.644      $22.589
Number of Units Outstanding, End of Period                                 5,921      180,440      405,246      987,077




*The inception date of the following Variable  Sub-Accounts is October 14, 1996:
AIM V.I. Capital Appreciation, AIM V.I. Diversified Income, AIM V.I. Global Utilities, AIM V.I. Government Securities, AIM V.I. Growth, AIM V.I. Growth and Income, AIM V.I. International Equity, AIM V.I. Money Market, AIM V.I. Value. The inception date of the AIM V.I. Aggressive Growth, AIM V.I. Balanced, AIM V.I. Capital Development and AIM V.I. High Yield Variable Sub-Accounts is October 25, 1999. No Accumulation Unit data is shown for the AIM V.I. Blue Chip, AIM V.I. Dent Demographics Trends, AIM V.I. Global Growth and Income and AIM V.I. Telecommunications and Technology Variable Sub-Accounts which commenced operations on January 3, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative expense charge of 0.10%.

                                   APPENDIX B

                             MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

     I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

     N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

     J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

     Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release
             H.15.

The Market Value Adjustment factor is determined from the following formula:

                                                          .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                            EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                       $10,000 allocated to a Guarantee Period
Guarantee Period:                       5 years
Guaranteed Interest Rate:               4.50%
5 Year Treasury Rate at the time the
Guarantee Period is established:        4.50%
Full Surrender:                         End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

                                           EXAMPLE 1: (Assumes declining interest rates)

Step 1. Calculate Contract Value at End of Contract Year 3:                   $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:                            .10 X $10,000.00 = $1,000.00

Step 3. Calculate the Market Value Adjustment:                                I      =              4.5%
                                                                              J      =              4.2%

                                                                                                     730 days

                                                                              N      =               365 days         = 2

                                                                              Market Value Adjustment Factor: .9 X (I-J) X N

                                                                              = .9 X (.045 - .042) X (730/365) = .0054


                                                                              Market Value Adjustment
                                                                              =  Market  Value Adjustment
                                                                              Factor  X Amount Subject
                                                                              to  Market  Value Adjustment:

                                                                              = .0054 X ($11,411.66-$1,000.00) = $56.22

Step 4. Calculate the Withdrawal Charge:                                      .05 X ($10,000.00 - $1,000.00 + $56.22) =452.81

Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:                     $11,411.66 - $452.81 + $56.22 = $11,015.07


                                             EXAMPLE 2: (Assumes rising interest rates)

Step 1. Calculate Contract Value at End of Contract Year 3:                     $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:                              .10 X ($10,000.00) = $1,000.00

Step 3. Calculate the Market Value Adjustment:                                  I    =              4.5%
                                                                                J    =              4.8%

                                                                                                     730 days

                                                                                N    =               365 days         = 2

                                                                                Market Value Adjustment Factor: .9 X (I-J) X N

                                                                                = .9 X (.045 - .048) X (730/365) = -.0054

                                                                                Market Value Adjustment = Market Value Adjustment
                                                                                Factor X Amount Subject to Market Value Adjustment

                                                                                -.0054 X ($11,411.66 - $1,000) = - $56.22

Step 4. Calculate the Withdrawal Charge:
                                                                                .05 x ($10,000 - $1.000 - $56.22) = $447.19
Step 5. Calculate the amount received by customers as a
result of full withdrawal at the end of Contract Year 3:                        $11,411.66 - $447.19 - $56.22 = $10,908.25





                                                STATEMENT OF ADDITIONAL INFORMATION
                                                         TABLE OF CONTENTS

               Description                                                                           Page

               Additions, Deletions or Substitutions of Investments
               The Contract
                         Purchase of Contracts
                         Tax-free Exchanges (1035 Exchanges, Rollovers
                                   and Transfers)
               Performance Information
               Calculation of Accumulation Unit Values
               Calculation of Variable Income Payments
               General Matters
                         Incontestability
                         Settlements
                         Safekeeping of the Variable Account's Assets
                         Premium Taxes
                         Tax Reserves
               Federal Tax Matters
               Qualified Plans
               Experts
               Financial Statements


This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

                                  [back cover]

                THE AIM LIFETIME PLUS(SM) II VARIABLE ANNUITY


Allstate Life Insurance Company of New York        Prospectus dated May 1, 2000
P.O. Box 94038, Palatine, IL 60094-4038
Telephone Number:  1 (800) 692-4682


Allstate Life Insurance Company of New York ("Allstate New York") is offering the AIM Lifetime Plus(SM) II Variable Annuity, a group flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives ("investment alternatives"). The investment alternatives include 2 fixed account options ("Fixed Account Options") and 17 variable sub-accounts ("Variable Sub-Accounts") of the Allstate Life of New York Separate Account A ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("Funds") of AIM Variable Insurance Funds:



AIM V.I. Aggressive Growth Fund                      AIM V.I. Global Utilities Fund
AIM V.I. Balanced Fund                               AIM V.I. Government Securities Fund
AIM V.I. Blue Chip Fund                              AIM V.I. Growth Fund
AIM V.I. Capital Appreciation Fund                   AIM V.I. Growth and Income Fund
AIM V.I. Capital Development Fund                    AIM V.I. High Yield Fund
AIM V.I. Dent Demographics Trends Fund               AIM V.I. International Equity Fund
AIM V.I. Diversified Income Fund                     AIM V.I. Money Market Fund
AIM V.I. Global Growth and Income Fund               AIM V.I. Telecommunications and Technology Fund*
                                    AIM V.I. Value Fund

*   Effective   May  1,  2000,   the  Fund   changed  its  name  from  AIM  V.I.
Telecommunications  Fund to AIM V.I.  Telecommunications  and Technology Fund to
reflect changes in its investment policies.  We have made a corresponding change in the name of the Variable Sub-account that invests in that Fund.

We (Allstate New York) have filed a Statement of Additional  Information,  dated
May 1, 2000, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page __ of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site
(http:\\www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).


                               The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus.
                               Anyone who tells you otherwise is committing a federal crime.

                               The Contracts may be distributed through broker-dealers
IMPORTANT                      that have relationships with banks or other financial
NOTICES                        institutions or by employees of such banks. However,
                               the Contracts are not  deposits,  or  obligations
                               of, or  guaranteed  by such  institutions  or any
                               federal  regulatory  agency.  Investment  in  the
                               Contracts  involves  investment risks,  including
                               possible loss of principal.

                               The Contracts are not FDIC insured.

                               The Contracts are only available in New York.


TABLE OF CONTENTS

                                                                                  Page


                             Important Terms
Overview                     The Contract at a Glance
                             How the Contract Works
                             Expense Table
                             Financial Information
                             The Contract
                             Purchases.
Contract Features            Contract Value
                             Investment Alternatives
                                       The Variable Sub-Accounts
                                       The Fixed Account Options
                                       Transfers
                             Expenses
                              Access To Your Money
                              Income Payments
                              Death Benefits
                                More Information:
                                       Allstate New York
                                       The Variable Account
                                       The Funds
Other Information                      The Contract
                                       Qualified Plans
                                       Legal Matters
                                       Year 2000
                             Taxes
                             Annual Reports and Other Documents
                             Performance Information
                             Experts
                             Appendix A -- Market Value Adjustment Examples
                             Appendix B - Withdrawal Adjustment Example
                             Statement of Additional Information Table of Contents




IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                        Page


              Accumulation Phase
              Accumulation Unit
              Accumulation Unit Value
              Allstate New York ("We")
              Anniversary Values
              Annuitant
              Automatic Additions Program
              Automatic Fund Rebalancing Program
              Beneficiary
              Cancellation Period
             *Contract
              Contract Anniversary
              Contract Owner ("You")
              Contract Value
              Contract Year
              Death Benefit Anniversary
              Dollar Cost Averaging Option
              Dollar Cost Averaging Program
              Due Proof of Death
              Enhanced Death Benefit Option
              Fixed Account Options
              Funds
              Guarantee Periods
              Income Plan
              Investment Alternatives
              Issue Date
              Market Value Adjustment
              Payout Phase
              Payout Start Date
              Preferred Withdrawal Amount
              Qualified Contracts
              Right to Cancel
              SEC
              Settlement Value
              Systematic Withdrawal Program
              Treasury Rate
              Valuation Date
              Variable Account
              Variable Sub-Account


* The AIM Lifetime Plus(SM) II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


Flexible Payments                            You can purchase a Contract  with an initial  purchase  payment of
                                             $5,000  ($2,000 for  "Qualified  Contracts,"  which are  Contracts issued  with  qualified  plans).  You can add to your  Contract as often  and as  much  as you  like,  but  each  payment  must be at least $500 ($100 for automatic  purchase  payments to the variable
                                             investment   options).   You  must  maintain  a  minimum   account
                                             size of $1,000.


Right to  Cancel                             You may cancel your Contract within 10 days
                                             after receipt ("Cancellation  Period").
                                             Upon cancellation,  as permitted by
                                             federal  or  state  law,   we  will
                                             return   your   purchase   payments
                                             adjusted to reflect the  investment
                                             experience of any amounts allocated
                                             to the Variable Account.


Expenses                                      You will bear the following expenses:

                                              o Total  Variable  Account  annual
                                                fees  equal to 1.10% of  average
                                                daily net  Assets  (1.30% if you
                                                select   the   Enhanced    Death
                                                Benefit Option)
                                              o Annual contract maintenance charge of $35
                                                (with certain exceptions)
                                              o Withdrawal  charges ranging from
                                                0% to 7%  of  payment  withdrawn
                                                (with certain exceptions)
                                              o Transfer fee of $10 after 12th transfer
                                                in any Contract Year (fee currently
                                                waived)
                                              o State   premium  tax  (New  York
                                                currently does not impose one).

                                              In   addition,   each   Fund  pays
                                              expenses   that  you   will   bear
                                              indirectly  if  you  invest  in  a
                                              Variable Sub-Account.


Investment
Alternatives                                  The Contract  offers 19 investment
                                              alternatives including:

                                              o 2 Fixed Account Options (which credit
                                                interest at rates we guarantee), and
                                              o 17     Variable     Sub-Accounts
                                                investing   in  Funds   offering
                                                professional money management by
                                                A I M Advisors, Inc.


                                             To find  out  current  rates  being
                                             paid on the Fixed Account  Options,
                                             or to find  out  how  the  Variable
                                             Sub-Accounts have performed, please
                                             call us at 1-800-692-4682.


Special Services                               For your convenience, we
                                               offer these special services:

                                               o  Automatic Fund Rebalancing Program
                                               o  Automatic Additions Program
                                               o  Dollar Cost Averaging Program
                                               o  Systematic Withdrawal Program

Income Payments                                You  can  choose  fixed
                                               income payments,  variable income
                                               payments, or a combination of the
                                               two.  You can receive your income
                                               payments in one of the  following
                                               ways:

                                               o  life income with guaranteed payments
                                               o  a joint and survivor life income with
                                                  guaranteed payments
                                               o  guaranteed payments for a specified
                                                  period (5 to 30 years)

Death Benefits                                 If you die  before  the
                                               Payout  Start  Date,  we will pay
                                               the death  benefit  described  in
                                               the  Contract.  We also  offer an
                                               Enhanced Death Benefit Option.

Transfers                                      Before the Payout Start Date, you
                                               may transfer your Contract  value
                                               ("Contract   Value")   among  the
                                               investment   alternatives,   with
                                               certain restrictions.

                                               We do not currently  impose a fee
                                               upon   transfers.   However,   we
                                               reserve  the right to charge  $10
                                               per   transfer   after  the  12th
                                               transfer in each "Contract year,"
                                               which we measure from the date we
                                               issue your contract or a Contract
                                               anniversary ("Contract Anniversary").


Withdrawals                                    You may  withdraw  some or all of
                                               your  Contract  Value at  anytime
                                               during the Accumulation Phase. Full
                                               or partial withdrawals are available
                                               under limited circmatances on or after
                                               the Payout Start Date.

                                               In general,  you must withdraw at
                                               least  $50  at  a  time. ($1,000
                                               for withdrawals made during the
                                               Payout Phase).  A 10% federal tax
                                               penalty may apply if you withdraw
                                               before you are 591/2  years  old.
                                               A withdrawal charge and Market Value
                                               Adjustment also may apply.



HOW THE CONTRACT WORKS

The Contract basically works in two ways.


First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in up to 19 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.


Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans")
described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

         The timeline below illustrates how you might use your Contract.




Issue                                                 Payout Start
Date               Accumulation Phase                        Date                       Payout Phase
----------------------------------------------------------------------------------------------------------------------------->
                   You save for retirement
|                                                           |                            |                      |


You buy                                           You elect to receive income         You can receive       Or you can
a Contract                                        payments or receive a lump          income payments       receive income
                                                  sum payment                         for a set period      payments for life

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase

Payment Being Withdrawn:      0     1      2       3      4     5     6     7+

Applicable Charge:            7%    6%     5%      4%     3%    2%    1%    0%

Annual Contract Maintenance Charge...................................$35.00**
Transfer Fee........................................................ $10.00***

     * Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

     ** We will waive this charge in certain cases. See "Expenses."

     ***Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(as a percentage of average daily net assets deducted from each
Variable Sub-Account)
Mortality and Expense Risk Charge........................................1.00%*
Administrative Expense Charge.............................................0.10%
Total Variable Account Annual Expenses....................................1.10%

* If you select the Enhanced Death Benefit Option, the mortality and expense risk charge is 1.20%.

FUND ANNUAL EXPENSES (after Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)(1)


                                                            Management                               Total Annual
Fund                                                           Fees             Other Expenses       Fund Expenses

AIM V.I. Aggressive Growth Fund (2)                              0.00%              1.19%                1.19%
AIM V.I. Balanced Fund (2)                                       0.65%              0.56%                1.21%
AIM V.I. Blue Chip Fund                                          0.75%              0.55%                1.30%
AIM V.I. Capital Appreciation Fund                               0.62%              0.11%                0.73%
AIM V.I. Capital Development Fund (2)                            0.00%              1.23%                1.23%
AIM V.I. Dent Demographics Trends Fund                           0.85%              0.55%                1.40%
AIM V.I. Diversified Income Fund                                 0.60%              0.23%                0.83%
AIM V.I. Global Growth and Income Fund(2)                        0.97%              0.37%                1.34%
AIM V.I. Global Utilities Fund                                   0.65%              0.49%                1.14%
AIM V.I. Government Securities Fund                              0.50%              0.40%                0.90%
AIM V.I. Growth Fund                                             0.63%              0.10%                0.73%
AIM V.I. Growth and Income Fund                                  0.61%              0.16%                0.77%
AIM V.I. High Yield Fund(2)                                      0.35%              0.79%                1.14%
AIM V.I. International Equity Fund                               0.75%              0.22%                0.97%
AIM V.I. Money Market Fund                                       0.40%              0.20%                0.60%
AIM V.I. Telecommunications and Technology Fund                  1.00%              0.27%                1.27%
AIM V.I. Value Fund                                              0.61%              0.15%                0.76%





(1)  Figures shown in the table are for the year ended December 31, 1999, except for the AIM V.I.  Blue Chip,  Dent  Demographics Trends,  Global Growth and
     Income,  and   Telecommunications  and  Technology  Funds  which  commenced operations  on December 29, 1999,  December 29, 1999,  October 15, 1999 and
     October 15, 1999  respectively.  For these funds, the management fee, other expenses  and total annual fund  operating  expenses are based on estimates for the Funds' first full fiscal year.


(2)  Absent  voluntary   reductions  and   reimbursements   for  certain  Funds,
     management fees, other expenses,  and total annual fund expenses  expressed as a  percentage  of  average  net  assets of the Funds  would have been as follows:

                                                 Management                       Total Annual
Fund                                                 Fees        Other Expenses   Fund Expenses


AIM V.I. Aggressive Growth Fund                      0.80%            1.62%          2.42%
AIM V.I. Balanced Fund                               0.75%            0.56%          1.31%
AIM V.I. Capital Development Fund                    0.75%            2.67%          3.42%
AIM V.I. Global Growth and Income Fund               1.00%            0.37%          1.37%
AIM V.I. High Yield Fund                             0.63%            0.79%          1.42%




EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

o    invested a $1,000 in a Variable Sub-Account,

o    earned a 5% annual return on your investment,

o surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

o    elected the Enhanced Death Benefit Option.


The example does not include any tax penalties you may be required to pay if you surrender your Contract. This example does not include deductions for premium taxes because New York does not charge premium taxes on annuities.


SUB-ACCOUNT                                          1 YEAR       3 YEARS         5 YEAR       10 YEAR


AIM V.I. Aggressive Growth                           $ 98         $161            $225         $407
AIM V.I. Balanced                                    $ 87         $129            $171         $303
AIM V.I. Blue Chip                                   $ 87         $129            $171         $302
AIM V.I. Capital Appreciation                        $ 81         $112            $143         $243
AIM V.I. Capital Development                         $108         $190            $271         $492
AIM V.I. Dent Demographics Trends                    $ 88         $132            $177         $313
AIM V.I. Diversified Income                          $ 82         $115            $148         $254
AIM V.I. Global Growth and Income                    $ 87         $131            $174         $309
AIM V.I. Global Utilities                            $ 85         $124            $163         $285
AIM V.I. Government Securities                       $ 83         $117            $151         $261
AIM V.I. Growth                                      $ 81         $112            $143         $243
AIM V.I. Growth and Income                           $ 81         $113            $145         $247
AIM V.I. High Yield                                  $ 88         $133            $177         $313
AIM V.I. International Equity                        $ 83         $119            $155         $268
AIM V.I. Money Market                                $ 80         $108            $136         $229
AIM V.I. Telecommunications and Technology           $ 86         $128            $170         $299
AIM V.I. Value                                       $ 81         $113            $144         $246


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan for a specified period), at the end of each period.


SUB-ACCOUNT                                          1 YEAR       3 YEARS         5 YEARS      10 YEARS


AIM V.I. Aggressive Growth                           $39          $117            $198         $407
AIM V.I. Balanced                                    $27          $ 84            $143         $303
AIM V.I. Blue Chip                                   $27          $ 84            $142         $302
AIM V.I. Capital Appreciation                        $21          $ 66            $113         $243
AIM V.I. Capital Development                         $49          $147            $245         $492
AIM V.I. Dent Demographics Trends                    $28          $ 87            $148         $313
AIM V.I. Diversified Income                          $22          $ 69            $118         $254
AIM V.I. Global Growth and Income                    $28          $ 86            $146         $309
AIM V.I. Global Utilities                            $26          $ 79            $134         $285
AIM V.I. Government Securities                       $23          $ 71            $122         $261
AIM V.I. Growth                                      $21          $ 66            $113         $243
AIM V.I. Growth and Income                           $22          $ 67            $115         $247
AIM V.I. High Yield                                  $28          $ 87            $149         $313
AIM V.I. International Equity                        $24          $ 73            $126         $268
AIM V.I. Money Market                                $20          $ 62            $106         $229
AIM V.I. Telecommunications and Technology           $27          $ 83            $141         $299
AIM V.I. Value                                       $22          $ 67            $115         $246



Please remember that you are looking at examples and not a representation of past or future expenses. Your actual expenses may be lower or greater than those shown above. Similarly, your rate of return may be lower or greater than 5%, which is not guaranteed. The above examples assume the election of the Enhanced Death Benefit Option, with a mortality and expense risk charge of 1.20%. If that option was not elected, the expense figures shown above would be slightly lower. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, based on an assumed average Contract size of $50,000.

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.


No Accumulation Unit Values are shown for the Contracts, which were first offered as of January 17, 2000. The financial statements of the Variable Account and Allstate New York appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER


The AIM Lifetime Plus(SM) II Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):


     o the investment alternatives during the Accumulation and Payout Phases,

     o the amount and timing of your purchase payments and withdrawals,

     o the programs you want to use to invest or withdraw money,

     o the income payment plan you want to use to receive retirement income,

     o the Annuitant (either yourself or someone else) on whose life the income payments will be based,


     o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and


     o any other rights that the Contract provides.


If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.


The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum issue age of any Contract owner is age 90.


You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.

ANNUITANT


The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion , we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of any Annuitant is age 80.


If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:


o          the youngest Contract owner, if living, otherwise
o          the youngest Beneficiary.


BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

o          your spouse or, if he or she is no longer alive,
o your surviving children equally, or if you have no surviving children,
o          your estate.


If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT


Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT


We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $500 or more. The maximum purchase payment is $1,000,000 without prior approval. We reserve the right to reduce the minimum purchase payment. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.


We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Northbrook, Illinois (mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 3100 Sanders Road, Suite J4A, Northbrook, Illinois, 60062).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL


You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE

On the issue date, the Contract Value is equal to the initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

o changes in the share price of the Fund in which the Variable Sub-Account invests, and

o the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Option described on page __ below.

You should refer to the prospectus for the Funds that accompanies this prospectus for a description of how the assets of each Fund are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

INVESTMENT ALTERNATIVES:  The Variable Sub-Accounts

You may allocate your purchase payments to up to 17 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

Fund:                                         Each Fund Seeks:*


AIM V.I. Aggressive Growth Fund**             Long-term growth of capital

AIM V.I. Balanced Fund                        As high a total return as possible, consistent with preservation of capital

AIM V.I. Blue Chip Fund                       Long-term growth of capital with a secondary objective of current income

AIM V.I. Capital Appreciation Fund            Growth of capital

AIM V.I. Capital Development Fund             Long-term growth of capital

AIM V.I. Dent Demographics Trends Fund        Long-term growth of capital

AIM V.I. Diversified Income Fund              High level of current income

AIM V.I. Global Growth and Income Fund        Long-term growth of capital together with current income

AIM V.I. Global Utilities Fund                High total return

AIM V.I. Government Securities Fund           High level of current income consistent with reasonable concern for safety of principal

AIM V.I. Growth Fund                          Growth of capital

AIM V.I. Growth and Income Fund               Growth of capital with a secondary objective of current income

AIM V.I. High Yield Fund                      High level of current income

AIM V.I. International Equity Fund            Long-term growth of capital

AIM V.I. Money Market Fund                    As high a level of current income as is consistent with the preservation of capital and liquidity

AIM V.I. Telecommunications and               Long-term growth of capital
Technology Fund

AIM V.I. Value Fund                           Long-term growth of capital with income as a secondary objective

     * A Fund's investment objectives may be changed by the Fund's Board of Trustees without shareholder approval.

     ** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares. The Fund will be closed to new participants when Fund assets reach $200 million. If the Fund is closed, Contract owners maintaining an allocation of Contract Value in that Fund will nevertheless be permitted to allocate additional purchase payments to the Fund.


Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES : The Fixed Account Options

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options, including a Dollar Cost Averaging Fixed Account Option ("Dollar Cost Averaging Option"), and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTION

You may establish a Dollar Cost Averaging Program, as described on page __, by allocating purchase payments to the Dollar Cost Averaging Option. Purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for up to a 1 year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. You may transfer each purchase payment and associated interest out of the Dollar Cost Averaging Option to the other investment alternatives in up to twelve equal monthly installments. At the end of 12 months from the date of a purchase payment allocation to the Dollar Cost Averaging Account, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Account will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Account allocation. You may not transfer funds from other investment alternatives to the Dollar Cost Averaging Option.


The interest rates we credit for the Dollar Cost Averaging Option will never be less than 3% annually.


Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.


We may declare different interest rates for different amounts allocated to the Dollar Cost Averaging Option depending on when they were allocated. For current interest rate information, please contact your Financial Advisor or our Customer Service unit at 1-800-692-4682.


GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information.

Interest Rates

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.


We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.


How We Credit Interest

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment..................................$10,000
Guarantee Period                                     5 years
Annual Interest Rate............................... 4.50%

                                                                    END OF CONTRACT YEAR

                                                 YEAR 1        YEAR 2          YEAR 3       YEAR 4           YEAR 5
                                                 ------        ------          ------       ------           ------

Beginning Contract Value                       $10,000.00
X (1 + Annual Interest Rate)                     X  1.045
                                               $10,450.00

Contract Value at end of Contract Year                       $10,450.00
X (1 + Annual Interest Rate)                                   X  1.045
                                   $10,920.25

Contract Value at end of Contract Year                                      $10,920.25
X (1 + Annual Interest Rate)                                                   X 1.045
                                                                            $11,411.66

Contract Value at end of Contract Year                                                    $11,411.66
X (1 + Annual Interest Rate)                                                                 X 1.045
                                                                                          $11,925.19

Contract Value at end of Contract Year                                                                     $11,925.19
X (1 + Annual Interest Rate)                                                                                 X  1.045
                                                                                                           $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -$10,000)


This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.


Renewals


At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:


1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.


Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-692-4682.

Market Value Adjustment


All withdrawals in excess of the Preferred Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A positive Market Value Adjustment also may apply upon payment of a death benefit from amounts currently invested in a Guarantee Period (unless paid or applied during the 30 day period after such Guarantee Period expires). We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:


o    within the Preferred Withdrawal Amount as described on page __, or

o    to satisfy the IRS minimum distribution rules for the Contract.


We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

         For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES:  Transfers

TRANSFERS DURING THE ACCUMULATION PHASE


During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.


If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS


You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.


We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM


Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, the Dollar Cost Averaging Option, or the 3, 5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts into the Dollar Cost Averaging Option.


We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM


Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

          Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

o    total purchase payments equal $50,000 or more, or

o all money is allocated to the Fixed Account Options, as of the Contract Anniversary.

After the Payout Start Date, we will waive this charge if:

o as of the Payout Start Date,  total purchase  payments are $50,000 or more, or

o all income payments are fixed amount income payments.

MORTALITY AND EXPENSE RISK CHARGE


We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.


We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page __. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

o multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

o the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

o on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);


o the death of the Contract owner or Annuitant (unless the Settlement Value is used);


o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

o    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES


Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES


We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and expenses, see pages ___ above. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.


If you request a total withdrawal, we may require that you return your Contract to us.


POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1) The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2)   An emergency exists as defined by the SEC; or

3)   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. Systematic Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE


If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE


The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.


You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

o          fixed income payments;
o          variable income payments; or
o          a combination of the two.

The three Income Plans are:


     Income Plan 1 - Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

     Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

     Income Plan 3 - Guaranteed Payments for a Specified Period (5 Years to 30 Years). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-account assets that support variable income payments even though we may not bear any mortality risk.


The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.


Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.


We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

o terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

o    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

          1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

          2) deducting any applicable premium tax; and

          3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

         1)   any Contract owner dies or,

         2)   the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner.

A request for payment of the death benefit must include "Due Proof of Death." We will accept the following documentation as Due Proof of Death:

         o   a certified copy of a death certificate,
         o a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or
         o   any other proof acceptable to us.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

     1) the Contract Value as of the date we determine the death benefit, or

     2) the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

     3) the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or


     4) the Contract Value calculated on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.



When a death benefit is paid, only a positive aggregate Market Value Adjustment amount, if any, is applied to the account value attributable to amounts withdrawn from Guarantee Period(s).


A "Death Benefit Anniversary" is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

       (a)  is the withdrawal amount;

       (b)  is the Contract Value immediately prior to the withdrawal; and

       (c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.


We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.


ENHANCED DEATH BENEFIT OPTION


The Enhanced Death Benefit Option, is an optional benefit that you may select. This Option is only available if the oldest Contract owner is between the ages of 0 and 80 on the Issue Date. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. The Enhanced Death Benefit Option is not available to the surviving spouse of a deceased Contract owner who elects to continue the Contract in the Accumulation Phase. See "Death Benefit Payments," below. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit, described below. When a death benefit is paid, only a positive aggregate Market Value Adjustment amount, if any, is applied to the account value attributable to amounts withdrawn from Guaranteed Period(s).

The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws which govern the Contract.


Enhanced Death Benefit. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit. We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate Anniversary Values for each Contract Anniversary until the oldest Contract owner's, or Annuitant's if the Contract owner is not a natural person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS

A death benefit will be paid:


1) if the Contract owner elects to receive the death benefit within 180 days of the date of death, and


2) if the death benefit is paid as of the day the value of the death benefit is determined.


Otherwise, the Settlement Value will be paid. The Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. Any applicable positive aggregate Market Value Adjustment, determined as of the date of the withdrawal, will apply. We reserve the right to extend the 180 day period when we will pay the death benefit. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.


In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the death benefit either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

o    the life of the Contract owner; or

o    a period not to exceed the life expectancy of the Contract owner; or

o the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.


If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. However, the surviving spouse may not continue the Contract under the Enhanced Death Benefit Option. Thus, if the Enhanced Death Benefit Option had been selected and the surviving spouse elects to continue the Contract in the Accumulation Phase, then the annualized Mortality and Expense Risk Charge of 1.20% will be reduced to 1.00%. The effective date of this change will be the date we determine the value of the Death Benefit. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. Any applicable positive aggregate Market Value Adjustment, determined as of the date of the withdrawal, will apply. On the day the Contract is continued, the Contract Value will be the death benefit at the end of the Valuation Date after we receive due proof of death. Prior to the Payout Start Date, the death benefit of the continued Contract will be the greater of:


(a) the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the death benefit provision, or

(b)  the Contract Value on the date we determine the death benefit.

MORE INFORMATION


ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns Allstate New York the financial performance rating of A+(g). Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Allstate New York. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT


Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 17 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE FUNDS

Dividends  and  Capital  Gain  Distributions.   We  automatically  reinvest  all
dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.


As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.


We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Funds. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

Conflicts of Interest. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT


Distribution. ALFS, Inc* ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.


Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

o          issuance of the Contracts;
o          maintenance of Contract owner records;
o          Contract owner services;
o          calculation of unit values;
o          maintenance of the Variable Account; and
o          preparation of Contract owner reports.


We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


------------
*Effective May 1, 2000, Allstate Life Financial Services, Inc. was renamed ALFS. Inc.

QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

YEAR 2000


Allstate New York is heavily dependent upon complex computer systems for all phases of its operations, including customer service and policy and contract administration. Since many of Allstate New York's older computer software programs recognize only the last two digits of the year in any date, some software may have failed to operate properly in or after the year 1999, if the software was not reprogrammed or replaced ("Year 2000 Issue"). Allstate New York believes that many of its counterparties and suppliers also had potential Year 2000 Issues that could affect Allstate New York. In 1995, Allstate Insurance Company commenced a four-phase plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies included normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements, and modifications to existing systems to make them Year 2000 compliant. The plan also included Allstate New York actively working with its major external counterparties and suppliers to assess their compliance efforts and Allstate New York's exposure to them. Because of the accuracy of this plan, and its timely completion, Allstate New York has experienced no material impacts on its results of operations, liquidity or financial position due to the Year 2000 issue. Year 2000 costs are expensed as incurred.

TAXES

The following discussion is general and is not intended as tax advice. Allstate New York makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

Taxation of Annuities in General

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

               1) the Contract owner is a natural person,

               2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and


               3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.


Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year.
Although Allstate New York does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

     o made on or after the date the individual attains age 59 1/2,

     o made to a beneficiary after the Contract owner's death,

     o attributable to the Contract owner being disabled, or

     o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

     1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

     2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1) made on or after the date the Contract owner attains age 59 1/2;

     2) made as a result of the Contract owner's death or disability;

     3) made in substantially equal periodic payments over the owner's life or life expectancy,

     4) made under an immediate annuity; or

     5) attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS


The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.


Contracts may be used as investments with certain qualified plans such as:

o Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

o Roth IRAs under Section 408A of the Code;

o Simplified Employee Pension Plans under Section 408(k) of the Code;

o Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

o Tax Sheltered Annuities under Section 403(b) of the Code;

o Corporate and Self Employed Pension and Profit Sharing Plans; and

o State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.


Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1) on or after the date the employee

             o      attains age 59 1/2,
             o      separates from service,
             o      dies,
             o      becomes disabled, or

2) on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING


Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:


          1) required minimum distributions, or

          2) a series of substantially equal periodic payments made over a period of at least 10 years, or,

          3) over the life (joint lives) of the participant (and beneficiary).


Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS


Allstate New York's annual report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference, which means that it is legally a part of this prospectus.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS


The financial statements and related financial statement schedules of Allstate New York as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 1999 and for each of the periods in the two years then ended, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A



                        MARKET VALUE ADJUSTMENT EXAMPLES


The Market Value Adjustment is based on the following:

         I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

         N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

         J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

         Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.



                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                                 $10,000 allocated to a Guarantee Period
Guarantee Period:                                 5 years
Guaranteed Interest Rate:                         4.50%
5 Year Treasury Rate at the time the
Guarantee Period is established:                  4.50%
Full Surrender:                                   End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

                      EXAMPLE 1: (Assumes declining interest rates)

Step 1. Calculate Contract Value at End of Contract Year 3:   $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:            .15 X $10,000.00 x (1.45)2 = $1,638.04

Step 3. Calculate the Market Value Adjustment:                I = 4.5%
                                                              J = 4.2%

                                                                   730 days
                                                                   --------

                                                              N = 365 days = 2

                                                              Market Value Adjustment Factor: .9 X (I-J) X N

                                                              =  .9 X (.045 - .042) X (730/365) = .0054

                                                              Market   Value
                                                              Adjustment           =
                                                              Market   Value
                                                              Adjustment
                                                              Factor                X
                                                              Amount Subject
                                                              to Market
                                                              Value
                                                              Adjustment:

                                                              =  .0054  X  ($11,411.66 - $1,638.04) = $52.78

Step 4. Calculate the Withdrawal Charge:                      .05 X ($10,000.00 - $1,638.04 + $52.78) = $420.74

Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:      $11,411.66 - $420.74 + 52.78 = $11,043.70




                       EXAMPLE 2: (Assumes rising interest rates)

Step 1. Calculate Contract Value at End of Contract Year 3:   $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:            .15 X $10,000.00 X (1.045)2 = $1,638.04

Step 3. Calculate the Market Value Adjustment:                I  =  4.5%
                                                              J  =  4.8%

                                                                      730 days
                                                                      --------

                                                              N  =    365 days = 2

                                                              Market Value Adjustment Factor: .9 X (I-J) X N

                                                              =  .9 X (.045 - .048) X (730/365) = -.0054

                                                              Market  Value  Adjustment = Market Value Adjustment Factor
                                                              X Amount  Subject to Market
Value Adjustment

                                                              -.0054 X ($11,411.66 - $1,683.04) = - $52.78

Step 4. Calculate the Withdrawal Charge:                      -.05 X ($10,000.00 - $1,683.04 - $52.78) = $415.46

Step 5. Calculate the amount received by customers as a
result of full withdrawal at the end of Contract Year 3:      $11,411.66 - $415.46 - $52.78 = $10,943.42


                                   APPENDIX B
                          WITHDRAWAL ADJUSTMENT EXAMPLE



Issue Date:  January 1, 1999

Initial Purchase Payment:  $50,000


                                                                     Death Benefit Amount


                                   Contract                         Contract           Death
                                   Value Before   Transaction        Value        Benefit         Greatest
                                   Occurrence      Amount            After      Anniversary      Anniversary
Date         Type of Occurrence                                    Occurrence     Value             Value

1/1/99       Issue Date                 -          $50,000          $50,000       $50,000        $50,000
1/1/00       Contract Anniversary   $55,000           -             $55,000       $50,000        $55,000
7/1/00       Partial Withdrawal     $60,000        $15,000          $45,000       $37,500        $41,250


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

Death Benefit Anniversary Value Death Benefit
Partial Withdrawal Amount                                                                             (w)      $15,000
Contract Value Immediately Prior to Partial Withdrawal                                                (a)      $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal                      (d)      $50,000
Withdrawal Adjustment                                                                       [(w)/(a)]*(d)      $12,500
Adjusted Death Benefit                                                                                         $37,500

Maximum Anniversary Value Death Benefit
Partial Withdrawal Amount                                                                             (w)      $15,000
Contract Value Immediately Prior to Partial Withdrawal                                                (a)      $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal                      (d)      $55,000
Withdrawal Adjustment                                                                        [(w)/a)]*(d)      $13,750
Adjusted Death Benefit                                                                                         $41,250

This example represents the proportional reduction applicable in all contracts.

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

Description                                                            Page

Additions, Deletions or Substitutions of Investments
The Contract
           Purchase of Contracts
           Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers) Performance Information
Calculation of Accumulation Unit Values
Calculation of Variable Income Payments
General Matters
           Incontestability
           Settlements
           Safekeeping of the Variable Account's Assets
           Premium Taxes
           Tax Reserves
Federal Tax Matters
Qualified Plans
Experts
Financial Statements


This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.


                                  [back cover]

                   ALLSTATE CUSTOM PORTFOLIO VARIABLE ANNUITY



Allstate Life Insurance Company                Prospectus dated May 1, 2000
of New York
P.O. Box 94038, Palatine, IL 60094-4038
Telephone Number:  1-800-692-4682


Allstate Life Insurance Company of New York ("Allstate New York") is offering the Allstate Custom Portfolio Variable Annuity, a group flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 29 investment alternatives ("investment alternatives"). The investment alternatives include the fixed account ("Fixed Account") and 28 variable sub-accounts ("Variable Sub-Accounts") of the Allstate Life of New York Separate Account A ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):


AIM Variable Insurance Funds:                               Oppenheimer Variable Account Funds:
   AIM V.I. Balanced Fund                                     Oppenheimer Aggressive Growth Fund/VA
   AIM V.I. Capital Appreciation Fund                         Oppenheimer Main Street Growth & Income Fund/VA
   AIM V.I. Government Securities Fund                        Oppenheimer Strategic Bond Fund/VA
   AIM V.I. Growth Fund                                     The Dreyfus Socially Responsible Growth Fund, Inc.:
   AIM V.I. High Yield Fund                                   Dreyfus Socially Responsible Growth Fund
   AIM V.I. International Equity Fund                       Dreyfus Stock Index Fund, Inc.:
   AIM V.I. Value Fund                                        Dreyfus Stock Index Fund
Fidelity Variable Insurance Products Fund (VIP):            Dreyfus Variable Investment Fund:
   Fidelity VIP Contrafund Portfolio                          Dreyfus VIF Appreciation Portfolio
   Fidelity VIP Equity-Income Portfolio                     Wells Fargo Variable Trust:
   Fidelity VIP Growth Portfolio                              Wells Fargo VT Asset Allocation Fund
   Fidelity VIP Growth Opportunities Portfolio                Wells Fargo VT Equity Income Fund
   Fidelity VIP Overseas Portfolio                            Wells Fargo VT Growth Fund
Franklin Templeton Variable Insurance Products Trust:       Delaware Group Premium Fund, Inc.:
   Templeton Asset Strategy Fund - Class 2                    Delaware GP Small Cap Value Series
   Templeton International Securities Fund - Class 2          Delaware GP Trend Series

                                    HSBC Variable Insurance Funds:
                                      HSBC VI Cash Management Fund
                                      HSBC VI Fixed Income Fund
                                      HSBC VI Growth & Income Fund


We (Allstate New York) have filed a Statement of Additional Information, dated May 1, 2000, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page __ of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                   The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                   The Contracts may be distributed through broker-dealers
                   that  have   relationships   with  banks   or  other
IMPORTANT          financial institutions or by employees of such banks.
NOTICES            However, the Contracts are not deposits, or obligations
                   of, or guaranteed by such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

                   The Contracts are not FDIC insured.

                   The Contracts are only available in New York.

TABLE OF CONTENTS
------------------------------------------------------------------------------


                                                                                                 Page

                                    Important Terms........................................
          Overview                  The Contract at a Glance...............................
                                    How the Contract Works.................................
                                    Expense Table..........................................
                                    Financial Information..................................



                                    The Contract...........................................

                                    Purchases..............................................
      Contract Features             Contract Value.........................................
                                    Investment Alternatives................................
                                          The Variable Sub-Accounts........................
                                          The Fixed Account ...............................
                                          Transfers........................................
                                    Expenses...............................................
                                    Access To Your Money...................................
                                    Income Payments........................................
                                    Death Benefits.........................................



                                    More Information:
                                          Allstate New York................................
                                          The Variable Account.............................
                                          The Portfolios...................................
      Other Information             The Contract ..........................................
                                          Qualified Plans .................................
                                          Legal Matters....................................
                                          Year 2000........................................
                                    Taxes..................................................
                                    Annual Reports and Other Documents.....................
                                    Performance Information................................
                                    Experts................................................
                                    Appendix A - Market Value Adjustment Examples..........
                                    Appendix B - Withdrawal Adjustment Example ............
                                    Statement of Additional Information Table of Contents..



IMPORTANT TERMS
------------------------------------------------------------------------------



This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            Page

           Accumulation Phase.......................................
           Accumulation Unit .......................................
           Accumulation Unit Value .................................
           Allstate New York ("We").................................
           Anniversary Values.......................................
           Annuitant................................................
           Automatic Additions Program .............................
           Automatic Portfolio Rebalancing Program..................
           Beneficiary .............................................
           Cancellation Period .....................................
          *Contract ................................................
           Contract Anniversary.....................................
           Contract Owner ("You") ..................................
           Contract Value ..........................................
           Contract  Year...........................................
           Death Benefit Anniversary ...............................
           Dollar Cost Averaging Program............................
           Due Proof of Death.......................................
           Fixed Account............................................
           Guarantee  Periods ......................................
           Income Plan .............................................
           Investment Alternatives .................................
           Issue Date ..............................................
           Market Value Adjustment .................................
           Payout Phase.............................................
           Payout Start Date .......................................
           Portfolios ..............................................
           Preferred Withdrawal Amount..............................
           Qualified Contracts .....................................
           Right to Cancel .........................................
           SEC......................................................
           Settlement  Value .......................................
           Systematic Withdrawal Program ...........................
           Treasury Rate ...........................................
           Valuation Date...........................................
           Variable Account ........................................
           Variable Sub-Account ....................................

     * The Allstate Custom Portfolio Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
------------------------------------------------------------------------------

     The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

----------------------------------------------------------------------------

      Flexible Payments

                                     You can purchase a Contract  with as little
                                     as   $3,000   ($2,000   for  a   "Qualified
                                     Contract," which is a Contract issued with a qualified plan). You can add to your Contract as often and as much as you like, but each payment must be at least $100. You must maintain a minimum account size of $1,000.

  ---------------------------------- -----------------------------------------
  ---------------------------------- -----------------------------------------

      Right to  Cancel               You may  cancel  your  Contract
                                     within 10 days after receipt ("Cancellation
                                     Period"). Upon cancellation we will return your purchase payments adjusted to the extent federal or state law permits to reflect the investment experience of any amounts allocated to the Variable Account.

  ---------------------------------- -----------------------------------------
  ---------------------------------- -----------------------------------------

      Expenses                       You will bear the following expenses:

                                     o  Total Variable Account annual fees equal
                                        to 1.25% of average daily net assets
                                     o  Annual contract maintenance charge of
                                        $30 (with  certain   exceptions)
                                     o  Withdrawal charges ranging from 0% to 7%
                                        of  payment   withdrawn   (with  certain
                                        exceptions)
                                     o  Transfer fee of $10 after 12th transfer
                                        in any Contract Year (fee currently
                                        waived)
                                     o State premium tax (New York currently does not impose one).

                                     In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

  ---------------------------------- -----------------------------------------
  ---------------------------------- -----------------------------------------

      Investment
      Alternatives                   The   Contract    offers   29    investment
                                     alternatives including:

                                     o  the Fixed Account (which credits
                                        interest at rates we guarantee), and
                                     o  28 Variable  Sub-Accounts  investing  in
                                        Portfolios  offering  professional money
                                        management by:

                                          A I M Advisors, Inc.
                                          Fidelity Management & Research Company
                                          Templeton Investment Counsel, Inc.
                                          OppenheimerFunds, Inc.
                                          The Dreyfus Corporation
                                          Wells Fargo Bank, N.A.
                                          Delaware Management Company
                                          HSBC Asset Management (Americas) Inc.

                                     To find out current rates being paid on the
                                     Fixed  Account,  or to  find  out  how  the
                                     Variable   Sub-Accounts   have   performed,
                                     please call us at 1-800-692-4682.

  ---------------------------------- -----------------------------------------

  ----------------------------------- ----------------------------------------

      Special Services                For your  convenience,  we offer
                                      these special services:

                                      o   Automatic Portfolio Rebalancing
                                            Program
                                      o   Automatic Additions Program
                                      o   Dollar Cost Averaging Program
                                      o   Systematic Withdrawal Program

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Income Payments                 You  can  choose  fixed  income
                                      payments,  variable income payments,  or a
                                      combination  of the two.  You can  receive
                                      your   income   payments  in  one  of  the
                                      following ways:

                                      o  life income with guaranteed payments
                                      o  a joint and survivor life income with
                                         guaranteed payments
                                      o  guaranteed payments for a specified
                                         period  (5 to 30 years)

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Death Benefits                  If you  die  before  the  Payout
                                      Start Date, we will pay the death benefit described in the Contract.

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Transfers                       Before  the  Payout  Start  Date,  you may
                                      transfer  your Contract  value  ("Contract
                                      Value") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account must be at least $500.

                                      We do  not  currently  impose  a fee  upon
                                      transfers.  However,  we reserve the right
                                      to charge $10 per transfer  after the 12th
                                      transfer in each "Contract Year," which we
                                      measure   from  the  date  we  issue  your
                                      contract   or   a   Contract   anniversary
                                      ("Contract Anniversary").

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Withdrawals                     You  may  withdraw  some  or all  of  your
                                      Contract   Value  at  anytime  during  the
                                      Accumulation Phase.  Full or partial
                                      withdrawals also are available under
                                      limited circumstances on
                                      or after the Payout Start Date.

                                      In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). A 10% federal tax penalty may apply if you withdraw before you are 59 1/2 years old. A withdrawal charge and Market Value Adjustment also may apply.

  ----------------------------------- ----------------------------------------

HOW THE CONTRACT WORKS
------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in up to 29 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans")
described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.



Issue                                                Payout Start
Date                  Accumulation Phase              Date                             Payout
                                                                                        Phase

 --------------------------------------------------------------------------------------------------------------------------->
                   You save for retirement

|                                                           |                            |                      |
You buy                                           You elect to receive income           You can receive      Or you can
a Contract                                        payments or receive a lump            income payments      receive income
                                                  sum payment                           for a set period     payments for life

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

     Please call us at 1-800-692-4682 if you have any question about how the Contract works.

EXPENSE TABLE
------------------------------------------------------------------------------


The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

------------------------------------------------------------------------

      CONTRACT OWNER TRANSACTION EXPENSES

      Withdrawal Charge (as a percentage of purchase payments)*

      Number of Complete Years
      Since We Received the Purchase

      Payment Being Withdrawn:       0         1          2          3       4      5        6        7+

      Applicable Charge:             7%        6%          5%        4%      3%     2%       1%       0%

      Annual Contract Maintenance Charge............................$30.00**
      Transfer Fee..................................................$10.00***

      -----------------------------------------------------------------------

      * Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

      ** We will waive this charge in certain cases.  See "Expenses."

      ***Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

      ------------------------------------------------------------------------

      VARIABLE ACCOUNT ANNUAL EXPENSES
      (as a percentage of average daily net assets deducted from each Variable
       Sub-Account)
      Mortality and Expense Risk Charge...................................1.15%
      Administrative Expense Charge.......................................0.10%
      Total Variable Account Annual Expenses..............................1.25%
      ------------------------------------------------------------------------

  ----------------------------------------------------------------------------
  PORTFOLIO ANNUAL EXPENSES
     (after any fee waivers or reductions) (as a percentage of Portfolio average daily net assets)(1)


                                                                                                        Total Annual
                                                    Management      12b-1 Fee        Other Expenses     Portfolio Expenses
                                                    Fee

AIM Variable Insurance Funds:
AIM V.I. Balanced Fund(2)                           0.65%                                  0.56%          1.21%
AIM V.I. Capital Appreciation Fund                  0.62%                                  0.11%          0.73%
AIM V.I. Growth Fund                                0.63%                                  0.10%          0.73%
AIM V.I. Government Securities Fund                 0.50%                                  0.40%          0.90%
AIM V.I. High Yield Fund(2)                         0.35%                                  0.79%          1.14%
AIM V.I. International Equity Fund                  0.75%                                  0.22%          0.97%
AIM V.I. Value Fund                                 0.61%                                  0.15%          0.76%

Fidelity Variable Insurance Products Fund (VIP):
Fidelity VIP Contrafund Portfolio(3)                0.58%                                  0.09%          0.67%
Fidelity VIP Equity Income Portfolio(3)             0.48%                                  0.09%          0.57%
Fidelity VIP Growth Portfolio(3)                    0.58%                                  0.08%          0.66%
Fidelity VIP Growth Opportunities Portfolio(3)      0.58%                                  0.11%          0.69%
Fidelity VIP Overseas Portfolio(3)                  0.73%                                  0.18%          0.91%

Franklin Templeton Variable Insurance Products Trust (4)
Templeton Asset Strategy Fund - Class 2(4)             0.60%           0.25%(5)             0.18%          1.03%
Templeton International Securities Fund - Class 2(4)   0.69%           0.25%(5)             0.19%          1.13%

Oppenheimer Variable Account Funds:
Oppenheimer Aggressive Growth Fund/VA                 0.66%                                 0.01%         0.67%
Oppenheimer Main Street Growth & Income Fund/VA       0.73%                                 0.05%         0.78%
Oppenheimer Strategic Bond Fund/VA                    0.74%                                 0.04%         0.78%

The Dreyfus Socially Responsible Growth Fund, Inc.:
Dreyfus Socially Responsible Growth Fund              0.75%                                 0.04%         0.79%

Dreyfus Stock Index Fund, Inc.:
Dreyfus Stock Index Fund                              0.25%                                 0.01%         0.26%

Dreyfus Variable Investment Fund:
Dreyfus VIF Appreciation Portfolio(6)                 0.75%                                 0.03%         0.78%

Wells Fargo Variable Trust:
Wells Fargo VT Asset Allocation Fund                  0.42%            0.25%(7)             0.33%         1.00%
Wells Fargo VT Equity Income Fund                     0.38%            0.25%(7)             0.37%         1.00%
Wells Fargo VT Growth Fund                            0.32%            0.25%(7)             0.43%         1.00%

Delaware Group Premium Fund, Inc.:
Delaware GP Small Cap Value Series                    0.75%                                 0.10%         0.85%
Delaware GP Trend Series                              0.75%                                 0.07%         0.82%

HSBC Variable Insurance Funds:
HSBC VI Cash Management Fund(2)                       0.00%                                 0.93%         0.93%
HSBC VI Fixed Income Fund(2)                          0.00%                                 1.15%         1.15%
HSBC VI Growth & Income Fund(2)                       0.33%                                 0.82%         1.15%


Footnotes

(1)  Figures shown in the table are for the year ended December 31,1999.

(2) Absent voluntary reductions and reimbursements for certain Portfolios, management fees, 12b-1 fees, other expenses, and total Portfolio annual expenses expressed as a percentage of average net assets of the Portfolios would have been as follows:


  ------------------------------------------------------------------------------------------------------------------------

                                                               Management       12b-1          Other      Total Annual
  Portfolio                                                     Fee             Fee            Expenses   Portfolio Expenses
  ----------------------------------------------------------------------------------------------------------------------------
  -------------------------------------------------- -- --------------------- ---------------------- -------------------------

AIM V.I. Balanced Fund                                           0.75%                           0.56%             1.31%
  -------------------------------------------------- -- --------------------- ---------------------------------------------
  -------------------------------------------------- -- --------------------- ---------------------------------------------
AIM V.I. High Yield Fund                                         0.63%                           0.79%             1.42%
  -------------------------------------------------- -- --------------------- ---------------------------------------------

HSBC VI Cash Management Fund                                     0.35%                           1.51%             1.86%
  -------------------------------------------------- -- --------------------- ---------------------------------------------

HSBC VI Fixed Income Fund                                        0.55%                           2.16%             2.71%
 -------------------------------------------------- -- --------------------- ----------------------------------------------
 -------------------------------------------------- -- --------------------- ----------------------------------------------
HSBC VI Growth & Income Fund                                     0.55%                           0.93%             1.48%
------------------------------------------------------ -- --------------------- ------------------------------------------
 ----------------------------------------------------- -- --------------------- -------------------------------------------


     AIM Advisors, Inc. may discontinue all or part of these voluntary reductions and reimbursements at any time. HSBC Asset Management (Americas)
     Inc. will notify investors of any material revision or cancellation of a waiver or expense reimbursement, which may be terminated at any time at the option of HSBC Asset Management (Americas) Inc.

(3) A portion of the brokerage commissions that these Portfolios paid was used to reduce the Portfolios' expenses. In addition, certain Portfolios, or Fidelity Management & Research Company on behalf of certain Portfolios, have entered into arrangements with their custodian whereby credits realized as a result of uninvested cash balances were used to reduce custodian expenses. Including these reductions, total operating expenses would have been 0.65% for VIP Contrafund, 0.56% for VIP Equity Income,
     0.65% for VIP Growth, 0.68% for VIP Growth Opportunities, and 0.87% for VIP
     Overseas.

(4) On February 28, 2000, shareholders approved a merger and reorganization that combined the Templeton Variable Products Series Fund with the Franklin
    Templeton Variable Insurance Products Trust, effective May 1, 2000. The merger and reorganization also combined the Templeton Asset Allocation Fund with the Templeton Global Asset Allocation Fund, now called the Templeton
    Asset Strategy Fund, and the Templeton International Fund with the Templeton
    International Equity Fund, now called the Templeton International Securities
    Fund, effective May 1, 2000. Allstate New York has made corresponding changes to the names of the Variable Sub-Accounts that invest in these Portfolios.

    The  shareholders  of the  Templeton  Global Asset  Allocation  Fund and the
    Templeton International Equity Fund had approved new management fees, which apply to the combined funds effective May 1, 2000. The table shows restated total expenses based on the new fees and the assets of the Portfolios as of December 31, 1999, and not the assets of the combined Portfolios. However, if the table reflected both the new fees and the combined assets, the Portfolios' expenses after May 1, 5000 would be estimated as follows:


  ------------------------------------------------------------------------------------------------------------------------

                                          Management                                             Total Annual
Portfolio                                    Fee              12b-1 Fee         Other Expenses   Portfolio
                                                                                                 Expenses
  ------------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------------

Templeton Asset Strategy Fund - Class 2      0.60%              0.25%            0.14%           0.99%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Templeton International Securities Fund
 - Class 2                                   0.65%              0.25%            0.20%           1.10%
  -------------------------------------------------- -- --------------------- -------------------------------------------

(5) The Portfolios' class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolios' respective prospectuses. While the maximum amount payable under the Portfolios' class 2 rule 12b-1 plan is 0.35% per year of the Portfolios' average daily net assets, the Board of Trustees of Franklin Templeton Variable Insurance Products Trust has set the current rate at 0.25% per year.

(6) Effective May 1, 2000, Dreyfus VIF Capital Appreciation Portfolio was renamed Dreyfus VIF Appreciation Portfolio. Allstate New York has made corresponding changes to the names of the Variable Sub-Accounts that invest in these Portfolios.

(7)  The figures shown in the table  represent  Expenses as of December 31, 1999 and have been adjusted for changes in contract  that occurred  during 1999.
     The  Portfolios'   "rule  12b-1  plan"  is  described  in  the  Portfolios'
     respective prospectuses.


EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

o    invested $1,000 in a Variable Sub-Account,
o    earned a 5% annual return on your investment, and
o surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

The example does not include any taxes you may be required to pay if you surrender your Contract. The example does not include deductions for premium taxes because New York does not charge premium taxes on annuities.


SUB-ACCOUNT                                             1 YEAR       3 YEARS         5 YEARS        10 YEARS
---------------------                                 ----------- ------------- -------------  --------------

AIM Variable Insurance Funds:
AIM V.I. Balanced                                         $ 85         $122            $161              $289
AIM V.I. Capital Appreciation                             $ 81         $107            $-137             $239
AIM V.I. Government Securities                            $ 82         $113            $146              $257
AIM V.I. Growth                                           $ 81         $107            $137              $239
AIM V.I. High Yield                                       $ 85         $120            $158              $282
AIM V.I. International Equity                             $ 83         $115            $149              $264
AIM V.I. Value                                            $ 81         $108            $138              $242
Fidelity Variable Insurance Products Fund (VIP):
Fidelity VIP Contrafund                                   $ 80         $105            $134              $233
Fidelity VIP Equity Income                                $ 79         $102            $128              $222
Fidelity VIP Growth                                       $ 81         $105            $133              $231
Fidelity VIP Growth Opportunities                         $ 80         $106            $135              $235
Fidelity VIP Overseas                                     $ 82         $113            $146              $258
Franklin Templeton Variable Insurance Products Trust:
Templeton Asset Strategy - Class 2                        $ 84         $117            $152              $270
Templeton International Securities - Class 2              $ 85         $120            $157              $280
Oppenheimer Variable Account Funds:
Oppenheimer Aggressive Growth/VA                          $ 80         $105            $134              $233
Oppenheimer Main Street Growth & Income/VA                $ 81         $109            $139              $244
Oppenheimer Strategic Bond/VA                             $ 81         $109            $139              $244
The Dreyfus Socially Responsible Growth Fund, Inc.:
Dreyfus Socially Responsible Growth                       $ 81         $109            $140              $245
Dreyfus Stock Index Fund:
Dreyfus Stock Index                                       $ 76         $ 93            $112              $188
Dreyfus Variable Investment Fund:
Dreyfus VIF Appreciation                                  $ 81         $109            $139              $244
Wells Fargo Variable Trust:
Wells Fargo VT Asset Allocation                           $ 83         $116            $151              $267
Wells Fargo VT Equity Income                              $ 83         $116            $151              $267
Wells Fargo VT Growth                                     $ 83         $116            $151              $267
Delaware Group Premium Fund, Inc.:
Delaware GP Small Cap Value Series                        $ 82         $111            $143              $252
Delaware GP Trend Series                                  $ 81         $110            $141              $248
HSBC Variable Insurance Funds:
HSBC VI Cash Management                                   $ 92         $142            $194              $352
HSBC VI Fixed Income                                      $101         $168            $236              $429
HSBC VI Growth & Income                                   $ 88         $130            $175              $316


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.


SUB-ACCOUNT                                         1 YEAR        3 YEARS        5 YEARS        10 YEARS
---------------------                            -----------   -------------   -------------  --------------
AIM Variable Insurance Funds:
AIM V.I. Balanced                                  $ 26         $ 80             $136              $289
AIM V.I. Capital Appreciation                      $ 21         $ 65             $111              $239
AIM V.I. Government Securities                     $ 23         $ 70             $120              $257
AIM V.I. Growth                                    $ 21         $ 65             $111              $239
AIM V.I. High Yield                                $ 25         $ 78             $132              $282
AIM V.I. International Equity                      $ 23         $ 72             $124              $264
AIM V.I. Value                                     $ 21         $ 66             $113              $242

Fidelity Variable Insurance Products Fund (VIP):
Fidelity VIP Contrafund                            $ 20         $ 63             $108              $233
Fidelity VIP Equity Income                         $ 19         $ 63             $103              $222
Fidelity VIP Growth                                $ 20         $ 64             $108              $231
Fidelity VIP Growth Opportunities                  $ 21         $ 64             $109              $235
Fidelity VIP Overseas                              $ 23         $ 70             $121              $258

Franklin Templeton Variable Insurance Products Trust:
Templeton Asset Strategy - Class 2                 $ 24         $ 74             $127              $270
Templeton International Securities-- Class 2       $ 25         $ 77             $132              $280

Oppenheimer Variable Account Funds:
Oppenheimer Aggressive Growth/VA                   $ 20         $ 63             $108              $233
Oppenheimer VA Main Street Growth & Income/VA      $ 22         $ 66             $114              $244
Oppenheimer Strategic Bond/VA                      $ 22         $ 66             $114              $244

The Dreyfus Socially Responsible Growth Fund, Inc.:
Dreyfus Socially Responsible Growth                $ 2          $ 67             $114              $245

Dreyfus Stock Index Fund:
Dreyfus Stock Index                                $ 16         $ 50             $ 86              $188

Dreyfus Variable Investment Fund:
Dreyfus VIF Appreciation                           $ 22         $ 66             $114              $244

Wells Fargo Variable Trust:
Wells Fargo VT Asset Allocation                    $ 24         $ 73             $125              $267
Wells Fargo VT Equity Income                       $ 24         $ 73             $125              $267
Wells Fargo VT Growth                              $ 24         $ 73             $125              $267

Delaware Group Premium Fund, Inc.:
Delaware GP Small Cap Value Series                 $ 22         $ 69             $117              $252
Delaware GP Trend Series                           $ 22         $ 68             $116              $248

HSBC Variable Insurance Funds:
HSBC VI Cash Management                            $ 33         $ 99             $169              $352
HSBC VI Fixed Income                               $ 41         $125             $210              $429
HSBC VI Growth & Income                            $ 29         $ 88             $150              $316

Please remember that you are looking at examples and not a representation of past or future expenses. Your actual expenses may be lesser or greater than those shown above. Similarly, your rate of return may be lesser or greater than 5%, which is not guaranteed. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, based on an assumed average Contract size of $40,000.

FINANCIAL INFORMATION
------------------------------------------------------------------------------


To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

There are no Accumulation Unit Values to report because the Contracts were first offered as of the date of this Prospectus. The financial statements of the Variable Account and Allstate New York appear in the Statement of Additional Information.

THE CONTRACT
------------------------------------------------------------------------------


CONTRACT OWNER

The Allstate Custom Portfolio Variable Annuity is a contract between you, the Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

o    the investment alternatives during the Accumulation and Payout Phases,

o    the amount and timing of your purchase payments and withdrawals,

o    the programs you want to use to invest or withdraw money,

o    the income payment plan you want to use to receive retirement income,

o the Annuitant (either yourself or someone else) on whose life the income payments will be based,

o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

o    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum issue age of any Contract owner is age 85. The maximum issue age of any Annuitant is age 80.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

o    the youngest Contract owner, if living, otherwise

o    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

o    your spouse or, if he or she is no longer alive,
o    your surviving children equally, or if you have no surviving children,
o    your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES
------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Northbrook, Illinois(mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 3100 Sanders Road, Suite J4A, Northbrook, Illinois, 60062).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
-----------------------------------------------------------------------------


On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

o changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

o the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

You should refer to the prospectuses for the Portfolios that accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

INVESTMENT ALTERNATIVES:  The Variable Sub-Accounts
------------------------------------------------------------------------------


You may allocate your purchase payments to up to 28 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


--------------------------------------------------- -----------------------------------------------------------------------

Portfolio:                                      Each Portfolio Seeks                          Investment
Adviser:
- ---------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS:
- ---------------------------------------------------------------------------------------------------------------------------

AIM V.I. Balanced Fund*                        As high a total return as possible,
                                               consistent with preservation
                                               of capital
                                                                                                          A I M Advisors, Inc.
--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
AIM V.I. Capital Appreciation Fund*            Growth of capital

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
AIM V.I. Government Securities Fund*           A high level of current income
                                               consistent with reasonable
                                               concern for safety of principal

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
AIM V.I. Growth Fund*                           Growth of capital

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
AIM V.I. High Yield Fund*                       A high level of current income
--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
AIM V.I. International Equity Fund*             Long-term growth of capital

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
AIM V.I. Value Fund*                            Long-term growth of capital; income
                                                is a secondary objective

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND:
------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio              Long-term capital appreciation
                                                                                                         Fidelity Management
                                                                                                          & Research Company

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Fidelity VIP Equity-Income Portfolio           Reasonable income

---------------------------------------------------- --------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Fidelity VIP Growth Portfolio                  Capital appreciation

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Fidelity VIP Growth Opportunities

Portfolio                                      Capital growth

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Fidelity VIP Overseas Portfolio                Long-term growth of capital

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS FUND:
------------------------------------------------- ------------------------------------------------------------------------------
Templeton Asset Strategy Fund - Class 2        High total return                                               Templeton
                                                                                                               Investment
                                                                                                               Counsel, Inc.

--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Templeton International Securities Fund         Long-term capital growth
- Class 2
--------------------------------------------------- ----------------------------------------------------------------------------

--------------------------------------------------- ----------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
--------------------------------------------------- ----------------------------------------------------------------------------
Oppenheimer Aggressive Growth Fund/VA          Capital appreciation                                          OppenheimerFunds,
                                                                                                                    Inc.
--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Oppenheimer Main Street Growth &               High total return, which
Income Fund/VA                                 includes growth in the value
                                               of its shares as well as current
                                               income, from equity and debt
                                               securities
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA             High level of current income

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX FUND;
AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF):
-------------------------------------------------------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth Fund       Capital growth and, secondarily,
                                               current income
                                                                                                                   The Dreyfus
                                                                                                                   Corporation

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Dreyfus Stock  Index  Fund                     To  match the  total  returns of
                                               the Standard & Poor's 500
                                               Composite Stock Index
--------------------------------------------------- ---------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Dreyfus                                        VIF    Appreciation     Portfolio
                                               Long-term      capital     growth
                                               consistent with the  preservation
                                               of capital;  current  income is a
                                               secondary goal

--------------------------------------------------- --------------------------------------------------- -----------------------

--------------------------------------------------- --------------------------------------------------- -----------------------
WELLS FARGO VARIABLE TRUST:
--------------------------------------------------- --------------------------------------------------- -----------------------
Wells Fargo  VT  Asset Allocation Fund         Long-term total return, consistent
                                               with  reasonable risk
                                                                                                             Wells Fargo Bank,
                                                                                                                   N.A.

-------------------------------------------------- ----------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Wells Fargo VT Equity Income Fund              Long-term capital appreciation
                                               and above-average dividend income
-------------------------------------------------- ----------------------------------------------------
--------------------------------------------------- ---------------------------------------------------
Wells Fargo VT Growth Fund                     Long-term capital appreciation
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
DELAWARE GROUP PREMIUM FUND, INC.:
--------------------------------------------------- --------------------------------------------------- -----------------------
Delaware GP Small Cap Value Series             Capital appreciation                                          Delaware Management
                                                                                                                   Company

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Delaware GP Trend Series                       Long-term capital appreciation
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
HSBC VARIABLE INSURANCE FUNDS:
-------------------------------------------------------------------------------------------------------------------------------
HSBC VI Cash Management Fund                   As high a level  of  current  income  as is
                                               consistent  with  preservation of capital and liquidity

                                                                                                                HSBC Asset
                                                                                                           Management (Americas)
                                                                                                                   Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

HSBC VI Fixed Income Fund                      High current income consistent
                                               with appreciation  of capital

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
HSBC VI Growth & Income Fund                   Long-term growth of capital and
                                               current income
----------------------------------------------------------------------------------------------------------------------------

* The Portfolios' investment objectives may be changed by the Portfolios' Board of Trustees without shareholder approval.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES : The Fixed Account
------------------------------------------------------------------------------


You may allocate all or a portion of your purchase payments to the Fixed Account. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS

Each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment..............................$10,000
Guarantee Period..............................5 years
Annual Interest Rate........................... 4.50%


                              END OF CONTRACT YEAR

                                          YEAR 1       YEAR 2          YEAR 3         YEAR 4          YEAR 5

Beginning Contract Value                $10,000.00
X (1 + Annual Interest Rate)              X  1.045
                                        ----------
                                        $10,450.00


Contract Value at end of Contract Year                $10,450.00
X (1 + Annual Interest Rate)                            X  1.045
                                                      ----------
                                                      $10,920.25


Contract Value at end of Contract Year                                $10,920.25
X (1 + Annual Interest Rate)                                            X  1.045
                                                                      ----------
                                                                      $11,411.66

Contract Value at end of Contract Year                                                  $11,411.66
X (1 + Annual Interest Rate)                                                               X 1.045
                                                                                        ----------
                                                                                        $11,925.19


Contract Value at end of Contract Year                                                                    $11,925.19
X (1 + Annual Interest Rate)                                                                                 X 1.045
                                                                                                          ----------
                                                                                                          $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS

At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-692-4682.

MARKET VALUE ADJUSTMENT

All withdrawals in excess of the Preferred Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

o    within the Preferred Withdrawal Amount as described on page __, or

o    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

     For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES:  Transfers
------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

         Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio   rebalancing  is  consistent  with  maintaining  your  allocation  of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
------------------------------------------------------------------------------


As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

o    total purchase payments equal $50,000 or more, or

o    all  of  your  money  is  allocated  to the  Fixed  Account  on a  Contract
     Anniversary.


MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page __. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

o multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

o the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

o on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

o the death of the Contract owner or Annuitant (unless the Settlement Value is used);

o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

o    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES


Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of these charges and expenses, see pages ___ above. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY
------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1) The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2)   An emergency exists as defined by the SEC; or

3)   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS
------------------------------------------------------------------------------



PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

o        fixed income payments;
o        variable income payments; or
o        a combination of the two.

The three Income Plans are:

         Income Plan 1 -- Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

         Income Plan 2 -- Joint and Survivor Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

         Income Plan 3 -- Guaranteed Payments for a Specified Period (5 Years to 30 Years). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

o terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

o    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
------------------------------------------------------------------------------


We will pay a death benefit if, prior to the Payout Start Date:

1)   any Contract owner dies or,
2)   the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies).

Death Benefit Amount

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

     1)   the Contract Value as of the date we determine the death benefit, or

     2) the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

     3) the Contract Value on the Death Benefit Anniversary immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

     4) the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

          (i)  the date we determine the death benefit, or

          (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  = the withdrawal amount,

(b)  = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix B for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

o    a certified copy of a death certificate; or

o a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

o    any other proof acceptable to us.


Death Benefit Payments

A death benefit will be paid:

1) if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2) if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. We are currently waiving the 180 day limit, but we reserve the right to enforce the limitation in the future. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

o    the life of the Contract owner; or

o    a period not to exceed the life expectancy of the Contract owner; or

o the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION
------------------------------------------------------------------------------


ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns Allstate New York the financial performance rating of A+(g). Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Allstate New York. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 28 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

Dividends  and  Capital  Gain  Distributions.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

Conflicts of Interest. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

Distribution. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker- dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6.25% of any purchase payments. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

o issuance of the Contracts; o maintenance of Contract owner records; o Contract owner services; o calculation of unit values; o maintenance of the Variable Account; and o preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

* Effective May 1, 2000, Allstate Life Financial Services, Inc. was renamed ALFS, Inc.

QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

YEAR 2000

Allstate New York is heavily dependent upon complex computer systems for all phases of its operations, including customer service and policy and contract administration. Since many of Allstate New York's older computer software programs recognize only the last two digits of the year in any date, some software may have failed to operate properly in or after the year 1999, if the software was not reprogrammed or replaced ("Year 2000 Issue"). Allstate New York believes that many of its counterparties and suppliers also had potential Year 2000 Issues that could affect Allstate New York. In 1995, Allstate Insurance Company commenced a four-phase plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies included normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements, and modifications to existing systems to make them Year 2000 compliant. The plan also included Allstate New York actively working with its major external counterparties and suppliers to assess their compliance efforts and Allstate New York's exposure to them. Because of the accuracy of this plan, and its timely completion, Allstate New York has experienced no material impacts on its results of operations, liquidity or financial position due to the Year 2000 issue. Year 2000 costs are expensed as incurred.

TAXES
------------------------------------------------------------------------------


The following discussion is general and is not intended as tax advice. Allstate New York makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

Taxation of Annuities in General

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

     1)   the Contract owner is a natural person,

     2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

     3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

o    made on or after the date the individual attains age 59 1/2,

o    made to a beneficiary after the Contract owner's death,

o    attributable to the Contract owner being disabled, or

o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

     1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

     2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1)   made on or after the date the Contract owner attains age 59 1/2;

     2)   made as a result of the Contract owner's death or disability;

     3) made in substantially equal periodic payments over the owner's life or life expectancy,

     4)   made under an immediate annuity; or

     5)   attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS

The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.

Contracts may be used as investments with certain qualified plans such as:

o Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

o    Roth IRAs under Section 408A of the Code;

o    Simplified Employee Pension Plans under Section 408(k) of the Code;

o Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

o    Tax Sheltered Annuities under Section 403(b) of the Code;

o    Corporate and Self Employed Pension and Profit Sharing Plans; and

o    State  and  Local   Government   and   Tax-Exempt   Organization   Deferred
     Compensation Plans.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

     1)   on or after the date the employee

          o    attains age 59 1/2,

          o    separates from service,

          o    dies,

          o    becomes disabled, or

     2) on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING

Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

     1)   required minimum distributions, or

     2) a series of substantially equal periodic payments made over a period of at least 10 years, or,

     3)   over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS
------------------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE  INFORMATION
------------------------------------------------------------------------------


We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements and related financial statement schedules of Allstate New York as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which are incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 1999, and for each of the periods in the two years then ended, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which are incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A

                        MARKET VALUE ADJUSTMENT EXAMPLES



The Market Value Adjustment is based on the following:

       I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

       N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

       J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

       Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                    .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                           EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                                 $10,000 allocated to a Guarantee Period
Guarantee Period:                                 5 years
Guaranteed Interest Rate:                         4.50%
5 Year Treasury Rate at the time the
Guarantee Period is established:                  4.50%
Full Surrender:                                   End of Contract Year 3


NOTE: These examples assume that premium taxes are not applicable.

                      EXAMPLE 1: (Assumes declining interest rates)


Step 1. Calculate Contract Value at End of Contract Year 3:   $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:            .15 X $10,000.00 X (1.045)2 = $1,638.04



Step 3. Calculate the Market Value Adjustment:                    I     =           4.5%
                                                                  J     =           4.2%

                                                                                     730 Days
                                                                                     --------
                                                                  N     =            365 days       = 2

                                                                  Market Value Adjustment Factor: .9 X (I-J) X N

                                                                  = .9 X (.045 - .042) X (730/365) = .0054

                                                                  Market Value  Adjustment = Market Value  Adjustment
                                                                  Factor X Amount Subject  to Market
                                                                  Value  Adjustment:

                                                                  = .0054 X ($11,411.66-$1,638.04 = $52.78

Step 4. Calculate the Withdrawal Charge:                          .05 X ($10,000.00 - $1,500.00 + $52.78) = $420.74

Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:          $11,411.66 - $427.68 + $52.78 = $11,043.70




                       EXAMPLE 2: (Assumes rising interest rates)


Step 1. Calculate Contract Value at End of Contract Year 3:          $10,000.00 X (1.045)3 = $11,411.66


Step 2. Calculate the Preferred Withdrawal Amount:                   .15 X $10,000.00 X (1.045)2 = $1,638.04


Step 3. Calculate the Market Value Adjustment:                       I     =           4.5%
                                                                     J     =           4.8%

                                                                                        730 days

                                                                                        --------
                                                                     N     =            365 days       = 2

                                                                     Market Value Adjustment Factor: .9 X (I-J) X N

                                                                     = .9 X (.045 - .048) X (730/365) = -.0054


                                                                     Market  Value  Adjustment  =  Market  Value  Adjustment
                                                                     Factor X Amount Subject to Market Value Adjustment

                                                                     -.0054 X ($10,000.00 - $1,638.04) = -$52.78

Step 4. Calculate the Withdrawal Charge:                             .05 X ($10,000.00 - $1,638.04 - $52.78) = $415.46

Step 5. Calculate the amount received by customers as a
result of full withdrawal at the end of Contract Year 3:             $11,411.66 - $415.46 - $52.78 = $10,943.42



                                       APPENDIX B
                              WITHDRAWAL ADJUSTMENT EXAMPLE



Issue Date:  January 1, 1999

Initial Purchase Payment:  $50,000


                                                                               Death  Benefit Amount

                                 Contract                               Contract         Death
                                 Value Before       Transaction         Value           Benefit         Greatest
                                 Occurrence         Amount              After          Anniversary      Anniversary
Date         Type of Occurrence                                         Occurrence       Value           Value

1/1/99       Issue Date               -              $50,000           $50,000          $50,000          $50,000
1/1/00       Contract Anniversary   $55,000              -             $55,000          $50,000          $55,000
7/1/00       Partial Withdrawal     $60,000          $15,000           $45,000          $37,500          $41,250


Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.


Death Benefit Anniversary Value Death Benefit
Partial Withdrawal Amount                                                                     (w)      $15,000
Contract Value Immediately Prior to Partial Withdrawal                                        (a)      $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal              (d)      $50,000
Withdrawal Adjustment                                                               [(w)/(a)]*(d)      $12,500
Adjusted Death Benefit                                                                                 $37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                     (w)      $15,000
Contract Value Immediately Prior to Partial Withdrawal                                        (a)      $60,000
Value of Applicable Death Benefit Amount Immediately Prior to Partial Withdrawal              (d)      $55,000
Withdrawal Adjustment                                                                [(w)/a)]*(d)      $13,750
Adjusted Death Benefit                                                                                 $41,250

This example represents the proportional reduction applicable in all contracts.


         STATEMENT OF ADDITIONAL INFORMATION
                     TABLE OF CONTENTS

Description                                                               Page

Additions, Deletions or Substitutions of Investments......................
The Contract..............................................................
         Purchases........................................................
         Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers).....
Performance Information...................................................
Calculation of Accumulation Unit Values...................................
Calculation of Variable Income Payments...................................
General Matters...........................................................
         Incontestability.................................................
         Settlements......................................................
         Safekeeping of the Variable Account's Assets.....................
         Premium Taxes....................................................
         Tax Reserves.....................................................
Federal Tax Matters.......................................................
Qualified Plans...........................................................
Experts...................................................................
Financial Statements......................................................



                 -----------------------------------------------




This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

                                  [back cover]

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS.

Exhibit No.       Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement (File No. 033-65381) dated September 20, 1996.)

(2)  None

(4) (a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated September 20, 1996.)

(4) (b)Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated November 12, 1999.)

(4)(c) Form of Allstate Custom Portfolio Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated January 14, 2000.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insuance Company of New York (File No. 033-65355) dated September 20, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated November 23, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 1 to this Registation Statement (File No. 333-95703) dated February 14, 2000.)

(8) None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Attorneys

(24)(a)Powers of Attorney for Marcia D. Alazraki,  Cleveland Johnson,  Jr., John
R. Raben, Jr., Sally A. Slacke, Samuel H. Pilch, Kevin R. Slawin, Michael J. Velotta and Thomas J. Wilson, II, (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-86007) dated August 27, 1999.)

(24)(b)   Power  of  Attorney  for  Vincent  A.  Fusco   (Previously   field  in
Post-Effective Amendment No. 1 to this Registration Statement (File No. 333-95703) dated February 14, 2000.)

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) dated April 1, 1997.)



ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 24th day of April, 2000.

                         ALLSTATE LIFE INSURANCE COMPANY

                                   OF NEW YORK

                                  (REGISTRANT)



                                         By: /s/MICHAEL J. VELOTTA
                                             ---------------------
                                             Michael J. Velotta
                                             Vice President, Secretary and
                                             General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 24th day of April, 2000.


**/THOMAS J. WILSON, II              President and Director
----------------------              (Principal Operating Officer)
   Thomas J. Wilson, II

*/VINCENT A. FUSCO                  Director and Chief Operating Officer
-----------------------
Vincent A. Fusco

*/MICHAEL J. VELOTTA                Vice President, Secretary, General
----------------------              Counsel and Director
   Michael J. Velotta

*/KEVIN R. SLAWIN                   Vice President and Director
------------------                  (Principal Financial Officer)
   Kevin R. Slawin

*/SAMUEL H. PILCH                   Controller
-------------------                 (Principal Accounting Officer)
   Samuel H. Pilch

*/MARCIA D. ALAZRAKI                Director
--------------------
  Marcia D. Alazraki

*/CLEVELAND JOHNSON, JR.            Director
------------------------
  Cleveland Johnson, Jr.

*/MARLA G. FRIEDMAN                 Director
----------------------
   Marla G. Friedman

*/JOHN R. RABEN, JR.                Director
----------------------
   John R. Raben, Jr.

*/SALLY A. SLACKE                   Director
----------------------
   Sally A. Slacke

*/ By Michael J. Velotta, pursuant to Power of Attorney, previously filed. **/By Michael J. Velotta, pursuant to Power of Attorney, filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.       Description

(23)(a)           Independent Auditors' Consent
(23)(b)           Consent of Attorneys
(24)(b)           Power of Attorney for Thomas J. Wilson, II